                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                  SAMMY AARON,

                                  ANDREW REID,

                                   LEE LIPTON,

                                  JOHN POLLACK,

                    SAMMY AARON, AS SELLERS' REPRESENTATIVE,

                          G-III LEATHER FASHIONS, INC.

                                       AND

                            G-III APPAREL GROUP, LTD.

                                  JULY 11, 2005

      Section 2.1    Purchase of the Purchased Shares and the Purchased

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF THE SELLERS CONCERNING

                                      -i-

                                   (CONTINUED)
                                                                            PAGE

      Section 4.22   Accounts Receivable; Accounts Payable;

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF AND CONCERNING THE

                                      -ii-

                                   (CONTINUED)

      Section 9.5    Entire Agreement; Nonassignability; Parties in

                                      -iii-

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of July 11, 2005, by and among the Marvin Richards Shareholders (as hereinafter defined), the CK
Members (as hereinafter defined) and the Fabio Selling Members (as hereinafter defined) (the Marvin Richards Shareholders, the CK Members and the Fabio Selling
Members collectively, the "Sellers"), Sammy Aaron, in his capacity as Sellers'
Representative pursuant to Section 7.10 hereof, G-III Leather Fashions, Inc., a
New York corporation (the "Buyer") and G-III Apparel Group, Ltd., a Delaware
corporation ("G-III").

                                    RECITALS:

     WHEREAS, the Marvin Richards Shareholders collectively own all of the outstanding capital stock of J. Percy For Marvin Richards, Ltd., a New York corporation ("Marvin Richards"), the CK Members collectively own all of the outstanding membership interests of CK Outerwear, LLC, a New York limited liability company ("CK", and together with Marvin Richards, the "Acquired
Companies"), and the Fabio Selling Members collectively own 50% of the outstanding membership interests of Fabio Licensing, LLC, a New York limited liability company ("Fabio");

     WHEREAS, the Buyer desires to purchase from the Sellers, and the Sellers, in aggregate, desire to sell all of the outstanding capital stock and membership interests of the Acquired Companies and membership interests of Fabio owned by them to the Buyer, on the terms and conditions set forth herein; and

     WHEREAS, the Buyer intends to create a new division in which to operate the
Acquired Companies and the membership interests in Fabio in connection with its business (the "Division").

     NOW, THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     Section 1.1 Definitions. For purposes of this Agreement:

          (a) "Aaron Employment Agreement" has the meaning set forth in Section
3.2(l).

          (b) "Accounting" has the meaning set forth in Section 2.3(a).

          (c) "Accounts Receivable" has the meaning set forth in Section
4.22(a).

          (d) "Acquired Companies" has the meaning set forth in the recitals.

          (e) "Affiliate" means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

          (f) "Agreement" has the meaning set forth in the preamble.

          (g) "Applicable Sellers" has the meaning set forth in Section
7.2(d)(i).

          (h) "Audit" shall mean any audit, assessment, or other examination or claim by any Taxing Authority and any judicial, administrative or other proceeding or litigation (including any appeal of any such judicial, administrative or other proceeding or litigation), relating to Taxes or Tax
Returns.

          (i) "Authority" means any governmental, regulatory or administrative body, agency or authority, or any court or judicial authority.

          (j) "Balance Sheet Date" has the meaning set forth in Section 4.20(a).

          (k) "Balance Sheets" has the meaning set forth in Section 4.21.

          (l) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

          (m) "Buyer" has the meaning set forth in the preamble.

          (n) "Buyer Audit" has the meaning set forth in Section 7.8(e)(ii).

          (o) "Buyer Group" has the meaning set forth in Section 7.3(a).

          (p) "Buyer Indemnified Persons" has the meaning set forth in Section
8.1(b).

          (q) "Buyer Statement" has the meaning set forth in Section 2.5(a).

          (r) "Cash Consideration" has the meaning set forth in Section
2.2(a)(i).

          (s) "CK" has the meaning set forth in the recitals.

          (t) "CK Members" means Sammy Aaron, Andrew Reid, Lee Lipton and John
Pollack.

          (u) "CK Operating Agreement Amendment" has the meaning set forth in
Section 3.2(i).

          (v) "Closing" has the meaning set forth in Section 3.1.

          (w) "Closing Date" has the meaning set forth in Section 3.1.

                                      -2-

          (x) "Closing Price" means the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a national securities exchange or the Nasdaq Stock Market, the average closing price per share of the Common Stock on such exchange or market on which the Common Stock is then listed or quoted for a period of 20 consecutive days on which such exchange or market is open for trading; (ii) if prices for the Common
Stock are then quoted on the OTC Bulletin Board, the average closing bid price per share of the Common Stock so quoted on such OTC Bulletin Board for a period of 20 consecutive days on which stock prices are quoted on such OTC Bulletin
Board; (iii) if prices for the Common Stock are then reported in the "Pink
Sheets" published by Pink Sheets LLC (or a similar organization or agency succeeding to its functions of reporting prices), the average closing bid price per share of Common Stock so reported on such Pink Sheets for a period of 20 consecutive days on which stock prices are published on such Pink Sheets; or
(iv) in all other cases, the fair market value of a share of Common Stock for a period of twenty consecutive Business Days as determined by an independent appraiser selected in good faith by G-III's Board of Directors at the request of the Sellers' Representative.

          (y) "Code" means the Internal Revenue Code of 1986, as amended.

          (z) "Common Stock" has the meaning set forth in Section 2.2(a)(ii).

          (aa) "Confidential Information" has the meaning set forth in Section
7.3(a).

          (bb) "Confidentiality Agreements" has the meaning set forth in Section
7.5.

          (cc) "Damages" has the meaning set forth in Section 8.1(b).

          (dd) "Division" has the meaning set forth in the recitals.

          (ee) "EBITA" means the Division's earnings before interest and taxes and amortization of intangibles, which shall be equal to the net sales of the
Division less (i) cost of sales, including royalties and license fees and (ii)
the expenses set forth on Schedule 1.1(ee) hereto (but only if and to the extent that such expenses are actually incurred by the Division, other than expenses allocated to the Division in accordance with Schedule 1.1(ee), all as determined in accordance with the Buyer's accounting and allocation procedures outlined in such Schedule and utilized in preparing internal financial statements for
Buyer's divisions.

          (ff) "EBITA Payment" has the meaning set forth in Section 2.3(a).

          (gg) "Employee" means any employee of any Acquired Company or Fabio.

          (hh) "Employee Bonus Plan" has the meaning set forth in Section 7.4.

          (ii) "Employee Bonus Plan Payments" has the meaning set forth in
Section 7.4.

          (jj) "Employee Plan" means any plan, program, policy, practice, contract, agreement or other material arrangement providing for compensation, severance, change in control, retention, termination pay, incentive, bonus or deferred compensation, performance

                                      -3-

awards, stock or stock-related awards, or other employee benefits or fringes, including each "employee benefit plan," within the meaning of Section 3(3) of
ERISA which is maintained, contributed to, or required to be contributed to, by an Acquired Company or any ERISA Affiliate for the benefit of any current or former Employee (or beneficiary or dependent thereof), or with respect to which any Acquired Company or any ERISA Affiliate has any liability or obligation.

          (kk) "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

          (ll) "ERISA Affiliate" means any person or entity under common control with any Acquired Company within the meaning of Section 414(b), (c), (m) or (o)
of the Code, and the regulations issued thereunder.

          (mm) "Escrow Agent" has the meaning set forth in Section 7.1(g).

          (nn) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (oo) "Fabio" has the meaning set forth in the recitals.

          (pp) "Fabio Selling Members" means Sammy Aaron, Andrew Reid, Lee
Lipton and John Pollack.

          (qq) "Final Statement" has the meaning set forth in Section 2.5(a).

          (rr) "Financial Statements" has the meaning set forth in Section 4.19.

          (ss) "Fully Vested G-III Shares" has the meaning set forth in Section
2.2(a)(ii).

          (tt) "G-III" has the meaning set forth in the preamble.

          (uu) "G-III Shares" means the Fully Vested G-III Shares and the
Unvested G-III Shares, collectively.

          (vv) "GAAP" means United States generally accepted accounting principles, consistently applied throughout the periods involved.

          (ww) "Indemnification Cap" has the meaning set forth in Section
8.1(d)(i)(B).

          (xx) "Indemnified Party" has the meaning set forth in Section
8.1(e)(i).

          (yy) "Indemnifying Party" has the meaning set forth in Section
8.1(e)(i).

          (zz) "Indemnity Claim" means a claim made under Article VIII of this
Agreement.

          (aaa) "Independent Firm" has the meaning set forth in Section 2.4.

          (bbb) "IRS" means the United States Internal Revenue Service.

                                      -4-

          (ccc) "knowledge" of a Person means such Person's actual knowledge after diligent inquiry of all Persons who may reasonably be expected to have knowledge of the matter at issue.

          (ddd) "Licenses" has the meaning set forth in Section 4.7.

          (eee) "Lien" means any lien, pledge, charge, claim, restriction on transfer, mortgage, security interest or other encumbrance other than statutory liens for liabilities not yet due and payable.

          (fff) "Lipton Employment Agreement" has the meaning set forth in
Section 3.2(n).

          (ggg) "Marvin Richards" has the meaning set forth in the recitals.

          (hhh) "Marvin Richards Common Stock" has the meaning set forth in
Section 4.5.

          (iii) "Marvin Richards Shareholders" means Sammy Aaron, Andrew Reid,
Lee Lipton and John Pollack.

          (jjj) "Material Adverse Effect" means, with respect to any Person, any change, effect, event, occurrence or state of facts (or any development that has had or is reasonably likely to have any change or effect) that is materially adverse to the business, financial condition, results of operations or prospects of such Person and its subsidiaries, taken as a whole.

          (kkk) "Material Contracts" has the meaning set forth in Section
4.12(a).

          (lll) "Net Assets" means the difference between (x) the sum of the total assets of the Acquired Companies and half of the total assets of Fabio as of May 31, 2005, minus (y) the sum of the total liabilities of the Acquired
Companies and half the total liabilities of Fabio as of May 31, 2005.

          (mmm) "New Registrable G-III Shares" has the meaning set forth in
Section 7.2(d)(i).

          (nnn) "Notice of Claim" has the meaning set forth in Section
8.1(e)(i).

          (ooo) "Option Price" has the meaning set forth in Section 7.1(a).

          (ppp) "Order-in-Process" has the meaning set forth in Section 4.22(c).

          (qqq) "Organizational Documents" means, (i) with respect to Marvin
Richards, its certificate of incorporation and bylaws, as currently in force and effect, or (ii) with respect to CK or Fabio, its articles of organization and operating agreement, as currently in force and effect.

                                      -5-

          (rrr) "Other Transaction Documents" means the documents, other than this Agreement, to be executed by the parties hereto in connection with the transactions contemplated hereby.

          (sss) "Pension Plan" means an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

          (ttt) "Permitted Liens" has the meaning set forth in Section 4.23(a).

          (uuu) "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          (vvv) "Post-Closing Tax Period" shall mean any Tax Period, or portion thereof, beginning after the Closing Date.

          (www) "Pre-Closing Tax Period" shall mean any Tax Period, or portion thereof, ending on or before the Closing Date.

          (xxx) "Pre-Closing Straddle Period" has the meaning set forth in
Section 7.8(c).

          (yyy) "Pre-Closing Tax Return" has the meaning set forth in Section
7.8(d)(i).

          (zzz) "Projections" has the meaning set forth in Section 4.25.

          (aaaa) "Promissory Notes" has the meaning set forth in Section 2.2(a).

          (bbbb) "Proprietary Rights" has the meaning set forth in Section 4.18.

          (cccc) "Proprietary Rights Agreement" has the meaning set forth in
Section 4.10(h).

          (dddd) "Purchase Option" has the meaning set forth in Section 7.1(a).

          (eeee) "Purchase Price" has the meaning set forth in Section 2.2.

          (ffff) "Purchased Interests" has the meaning set forth in Section
2.1(b).

          (gggg) "Purchased Shares" has the meaning set forth in Section 2.1(a).

          (hhhh) "Real Property" has the meaning set forth in Section 4.23(b).

          (iiii) "Registrable G-III Shares" means the Fully Vested G-III Shares and any Unvested G-III Shares that are no longer subject to the Purchase Option set forth in Section 7.1 as of five (5) Business Days prior to the filing of the
Registration Statement.

          (jjjj) "Registration Statement" has the meaning set forth in Section
7.2(a)(i).

                                      -6-

          (kkkk) "Reid Employment Agreement" has the meaning set forth in
Section 3.2(m).

          (llll) "Restricted Period" has the meaning set forth in Section
7.3(a).

          (mmmm) "Restrictive Covenants" has the meaning set forth in Section
7.3(c).

          (nnnn) "SEC" means the United States Securities and Exchange
Commission.

          (oooo) "SEC Documents" has the meaning set forth in Section 6.5.

          (pppp) "Section 338(h)(10) Election" has the meaning set forth in
7.8(g)(i).

          (qqqq) "Securities Act" means the Securities Act of 1933, as amended.

          (rrrr) "Sellers" has the meaning set forth in the preamble.

          (ssss) "Sellers Audit" has the meaning set forth in Section 7.8(e)(i).

          (tttt) "Sellers' Affiliated Companies" means M. Richards Fur Co. LLC, a New York limited liability company, M. Richards Import Corp., a New York corporation, and MR Apparel Group, Inc., a New York corporation.

          (uuuu) "Sellers' Representative" has the meaning set forth in Section
7.10.

          (vvvv) "Statement of Objection" has the meaning set forth in Section
2.5(a).

          (wwww) "Straddle Period" shall mean any Tax period beginning before and ending after the Closing Date.

          (xxxx) "Straddle Return" has the meaning set forth in Section
7.8(d)(ii).

          (yyyy) "subsidiary" means, with respect to any Person, any Person of which such party or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests the holders of which are generally entitled to more than 50% of the vote for the election of the board of directors or other governing body of such Person.

          (zzzz) "Tax" and "Taxes" includes (i) any U.S. federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, estimated (to the extent required by law), alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, unclaimed property, escheat or other tax of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing, (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of a consolidated, combined,

                                      -7-

unitary or aggregate group for any Tax period, and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of being a transferee or successor to any Person or as a result of any express or implied obligation to indemnify any other Person.

          (aaaaa) "Tax Returns" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

          (bbbbb) "Taxing Authority" shall mean any U.S. federal, national, foreign, state, municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body or other authority exercising any Taxing authority or regulatory authority over Taxes.

          (ccccc) "Unvested G-III Shares" has the meaning set forth in Section
2.2(a)(iii).

                                   ARTICLE II
                                PURCHASE AND SALE

     Section 2.1 Purchase of the Purchased Shares and the Purchased Interests.
Subject to and upon the terms and conditions of this Agreement:

          (a) The Buyer agrees to purchase from each Marvin Richards
Shareholder, and each Marvin Richards Shareholder agrees to sell to the Buyer, all of his right, title and interest to his shares of the capital stock of
Marvin Richards, as set forth in Schedule 2.1(a) hereto (collectively, the
"Purchased Shares"); and

          (b) The Buyer agrees to purchase from each CK Member and Fabio Selling
Member, and each CK Member and Fabio Selling Member agrees to sell to the Buyer, all of his right, title and interest to his membership interests in CK and
Fabio, as set forth in Schedule 2.1(b) hereto (collectively, the "Purchased
Interests"),

in the case of each of paragraphs (a) and (b) above, free and clear of all
Liens, rights or claims of others or other encumbrances (other than restrictions on transfer imposed by the Securities Act or state securities laws), for the consideration specified in Section 2.2 below.

     Section 2.2 Purchase Price. The consideration to be paid by the Buyer for all of the Purchased Shares and the Purchased Interests (the "Purchase Price")
shall consist of:

          (a) Promissory notes (the "Promissory Notes") in the form of Exhibit A hereto payable three business days after the Closing Date, with aggregate payments under the Promissory Notes consisting of:

               (i) Nineteen million one hundred eighty five thousand dollars
     ($19,185,000) (the "Cash Consideration") apportioned among the Sellers as set forth on Schedule 2.2(a)(i) hereto (which Schedule also sets forth the address of each Seller);

                                      -8-

               (ii) 466,666 shares of common stock, par value $0.01 per share, of G-III ("Common Stock", and such 466,666 shares, the "Fully Vested G-III
     Shares"), apportioned among the Sellers as set forth on Schedule 2.2(a)(ii)
     hereto; and

               (iii) 150,000 shares of Common Stock (the "Unvested G-III
     Shares"), apportioned among the Sellers as set forth on Schedule
     2.2(a)(iii) hereto, all of which Unvested G-III Shares shall be subject to the Purchase Option (as hereinafter defined), vesting schedule and conditions set forth in Section 7.1;

          (b) For the period from the Closing Date to January 31, 2006, an amount equal to the sum of (x) 100% of the Division's EBITA between $7,900,000 and $10,900,000 for such period, if the Division's EBITA for such period is at least $8,900,000, and (y) 50% of the Division's EBITA above $10,900,000 for such period; provided, however, that if the Division's EBITA for such period is less than $7,000,000, then, for purposes of Sections 2.2(c) and 7.4, the Division's
EBITA for the one-year period ending on January 31, 2007 shall be reduced on a dollar-for-dollar basis by the amount of such deficiency; and provided further, however, that the EBITA Payment (as hereinafter defined) shall not exceed
$7,500,000 for the period from the Closing Date to January 31, 2006;

          (c) Subject to the provisions of Section 2.2(d), for each of the one-year periods ending on January 31, 2007, January 31, 2008 and January 31,
2009, an amount equal to 20% of the Division's EBITA for such one-year period
(subject, in the case of the Division's EBITA for the one-year period ending on
January 31, 2007, to reduction as provided in the proviso set forth at the end of Section 2.2(b)), payable by the Buyer to the Sellers as provided in Section
2.3; provided, however, that the Division's EBITA for such one-year period is at least $8,000,000 (taking into account the preceding parenthetical); and provided further, however, that the sum of the EBITA Payment (as hereinafter defined) and the Employee Bonus Plan Payments (as hereinafter defined) shall not exceed
$7,500,000 for each such one-year period; and

          (d) (i) The amount payable with respect to the period ending January
     31, 2008 shall be reduced by an amount equal to $195,000.

               (i) The amount payable with respect to the period ending January
     31, 2009 shall be reduced by an amount equal to the sum of (x) $195,000 and
     (y) if the reduction pursuant to Section 2.2(d)(i) above was less than
     $195,000, the amount by which such reduction was less than $195,000.

     Section 2.3 EBITA Payment Procedures.

          (a) Any payment required to be made by the Buyer pursuant to Section
2.2(b) or Section 2.2(c), as reduced in Section 2.2(d) (each, an "EBITA
Payment") shall be made within 90 days of the end of the period to which such
EBITA Payment relates and shall include an accounting of the amount of the EBITA
Payment due (the "Accounting"), if any, pursuant to Section 2.2(b) or Section
2.2(c), which Accounting shall be delivered to the Sellers' Representative.

          (b) Any EBITA Payment payable by the Buyer to the Sellers pursuant to
Section 2.2(b) or Section 2.2(c) shall be apportioned among the Sellers according to their

                                      -9-

respective payment percentages set forth on Schedule 2.2(a)(i), and the Buyer shall deliver to each Seller a bank check or a wire transfer in the amount of such Seller's proportionate share of the EBITA Payment.

     Section 2.4 Inspection Right; EBITA Payment Adjustment. The Sellers'
Representative and his duly authorized representatives shall have the right, during regular business hours, to inspect and/or audit the books of accounts and records of the Division used by the Buyer in determining EBITA for purposes of any EBITA Payment. As soon as reasonably practicable, but in any event within 30 days of delivery by the Buyer to the Sellers' Representative of the Accounting,
the Sellers' Representative shall inform the Buyer in writing that the
Accounting is acceptable or object to the Accounting, setting forth a specific description of the Sellers' Representative's objection. If the Sellers'
Representative does not respond within such 30 day period, he will be deemed to have accepted the Accounting. If the Buyer does not agree with the Sellers'
Representative's objections or such objections are not resolved on a mutually agreeable basis within 30 days of the Buyer's receipt of the Sellers'
Representative's objections, any such disagreements shall be promptly submitted to a independent certified public accounting firm mutually agreeable to the
Sellers' Representative and the Buyer (the "Independent Firm"). If the Sellers'
Representative and the Buyer cannot agree on the selection of the Independent
Firm, they shall request the American Arbitration Association in New York, New
York to select the Independent Firm. The Independent Firm shall resolve such dispute within 30 days after submission of the dispute by the Sellers'
Representative and the Buyer. The decision of the Independent Firm shall be final and binding upon the parties. If the Independent Firm shall determine that the Buyer understated EBITA, the Buyer shall promptly pay, in accordance with
Section 2.3, the amount of any deficiency in the applicable EBITA Payment. If the Independent Firm shall determine that the Buyer overstated EBITA, each
Seller shall promptly repay to the Buyer his proportionate share of the overpayment, determined in accordance with the percentages set forth in Schedule
2.2(a)(i). The fees, costs and expenses of the Independent Firm shall be equally borne by the Sellers, jointly and severally, and the Buyer; provided, however, that if the Independent Firm determines that the Buyer understated EBITA by 5%
or more with respect to the EBITA Payment in dispute, the Buyer shall pay all of the fees, costs and expenses of the Independent Firm.

     Section 2.5 Purchase Price Adjustment.

          (a) As promptly as practicable after the Closing Date, but in no event more than forty-five (45) days following the Closing Date, the Buyer will in good faith, with the reasonable cooperation of the Sellers, prepare and deliver to the Sellers' Representative a reasonably detailed statement, prepared in accordance with GAAP except as noted thereon, but including normal GAAP year-end adjustments, of the Net Assets at May 31, 2005 (the "Buyer Statement"),
provided, however, that for the purposes of determining Net Assets, old season inventory shall be valued as set forth in Schedules 2.5(a) and 2.5(b). Unless within fifteen (15) days after its receipt of the Buyer Statement, the Sellers'
Representative shall deliver to the Buyer a reasonably detailed statement describing the Sellers' objections to the Buyer Statement (a "Statement of
Objection"), the amount of Net Assets at May 31, 2005 as set forth on the Buyer
Statement shall be final and binding on the parties hereto and the Buyer
Statement shall be the final statement hereunder (the "Final Statement"). The
Sellers' Representative and his duly authorized representatives shall have the right, during regular business hours, to inspect and/or

                                      -10-

audit the books of accounts and records of the Division used by the Buyer in preparing the Buyer Statement.

          (b) If Sellers' Representative delivers to the Buyer a timely
Statement of Objection, and the Buyer agrees with the Sellers' Representative's objections, the Buyer shall promptly furnish written notice to the Sellers'
Representative of its agreement with such Statement of Objection and the Net
Assets at May 31, 2005 as reflected in such Statement of Objection shall be final and binding on the parties hereto and shall constitute the Final
Statement. If the Buyer does not agree with the Sellers' Representative's objections or such objections are not resolved on a mutually agreeable basis within 30 days of the Buyer's receipt of the Sellers' Representative's objections, any such disagreements shall be promptly submitted to an Independent
Firm. The Independent Firm shall resolve such dispute within 30 days after submission of the dispute by the Sellers' Representative and the Buyer and shall deliver to the Sellers' Representative and the Buyer a final statement of Net
Assets at May 31, 2005, which shall be final and binding on the parties hereto and shall constitute the Final Statement. The fees, costs and expenses of the
Independent Firm shall be equally borne by the Sellers' Representative and the
Buyer.

          (c) Upon completion of the Final Statement, the Cash Consideration shall be adjusted as follows:

               (i) if Net Assets reflected on the Final Statement are less than
     $2,200,000, the Buyer shall deduct each Seller's proportionate share of such deficiency, determined in accordance with the percentages set forth in
     Schedule 2.5(c)(i), from one or more EBITA Payments due to the Sellers pursuant to Section 2.2 or adjustments thereof in favor of the Sellers pursuant to Section 2.4, until the amount of such deficiency has been repaid to the Buyer in full; or

               (ii) if Net Assets reflected on the Final Statement are greater than $3,500,000, the Buyer shall promptly deliver to each Seller his proportionate share of such excess, determined in accordance with the percentages set forth in Schedule 2.5(c)(i).

     Section 2.6 Allocation. The portion of the Purchase Price (and all other capitalized costs) allocable to the purchase of (i) all of the outstanding membership interests of CK shall be allocated among the assets of CK and (ii)
the Purchased Shares shall be allocated among the assets of Marvin Richards pursuant to the Section 338(h)(10) Election, in each case as set forth on
Schedule 2.6 in accordance with Sections 338(b)(5) and 1060 of the Code and the
Treasury Regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), subject to any adjustment to the Purchase Price pursuant to Section 2.5 or 8.2 (it being understood that the Cash Consideration, the Fully Vested G-III Shares, any EBITA Payments that may be made or any
Unvested G-III Shares that may vest and cease to be subject to the Purchase
Option shall be allocated among the assets of CK and Marvin Richards in a manner consistent with Schedule 2.6). The Buyer, the Marvin Richards Shareholders and
the CK Members shall report, act and file Tax Returns (including, but not limited to, IRS Forms 8594 and 8883, as applicable) in all respects and for all purposes consistent with Schedule 2.6, unless required to do otherwise by applicable law. Neither the Buyer, any Marvin Richards Shareholder

                                      -11-

nor any CK Member shall take any position (whether in an Audit, Tax Return or otherwise) which is inconsistent with such allocations, unless required to do otherwise by applicable law.

                                  ARTICLE III
                                    CLOSING

     Section 3.1 Closing Time and Place. The closing of the purchase and sale of the Purchased Shares and the Purchased Interests (the "Closing") shall take place on the date hereof at 10:00 a.m., New York time, at the offices of
Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, or at
such other time, place or date as the parties hereto agree. The date of Closing is hereinafter referred to as the "Closing Date."

     Section 3.2 Conditions to the Buyer's Obligation to Close. The obligations of the Buyer to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the
Closing, of each of the following conditions to the satisfaction of the Buyer:

          (a) each Seller and the Sellers' Representative shall deliver to the
Buyer this Agreement, duly executed by such Seller and the Sellers'
Representative;

          (b) each Marvin Richards Shareholder shall deliver to the Buyer a certificate or certificates representing his portion of the Purchased Shares, accompanied by a stock power or powers duly endorsed to the Buyer;

          (c) the Marvin Richards Shareholders shall deliver to the Buyer a copy of the certificate of incorporation of Marvin Richards, as in effect on the
Closing Date, certified by the Secretary of State of the State of New York as of
a recent date;

          (d) the Marvin Richards Shareholders shall deliver to the Buyer a copy of the bylaws of Marvin Richards, as in effect on the Closing Date, certified by the Secretary of Marvin Richards;

          (e) the Sellers shall deliver to the Buyer certificates of good standing of each of the Acquired Companies from the Secretary of State of the
State of New York, dated no more than three Business Days prior to the Closing
Date;

          (f) the Sellers shall deliver to the Buyer certificates of good standing or comparable certificates from the Secretary of State or equivalent
Person of each jurisdiction in which each Acquired Company is qualified or licensed to do business as a foreign corporation or limited liability company, dated no more than three Business Days prior to the Closing Date;

          (g) the CK Members and the Fabio Selling Members shall deliver to the
Buyer copies of the articles of organization of CK and Fabio, respectively, each as in effect on the Closing Date, certified by the Secretary of State of the
State of New York as of a recent date;

          (h) the CK Members and the Fabio Selling Members shall deliver to the
Buyer copies of the operating agreements of CK and Fabio, respectively, each as in effect

                                      -12-

immediately prior to the Closing, certified by the managing members of CK and
Fabio, respectively;

          (i) the CK Members shall deliver to the Buyer an amendment to the operating agreement of CK, in substantially the form attached hereto as Exhibit
B (the "CK Operating Agreement Amendment"), reflecting, among other things, the substitution of the Buyer as a member of CK in the place and stead of the CK
Members, duly executed by the CK Members;

          (j) the Fabio Selling Members shall deliver to the Buyer a copy of the written waiver by FENX, Inc. of the notice and right of first refusal provisions of Section 11.5 of the operating agreement of Fabio;

          (k) Sammy Aaron shall deliver to the Buyer his employment agreement with G-III (the "Aaron Employment Agreement"), in substantially the form attached hereto as Exhibit C, duly executed by him;

          (l) Andrew Reid shall deliver to the Buyer his employment agreement with G-III (the "Reid Employment Agreement"), in substantially the form attached hereto as Exhibit D, duly executed by him;

          (m) Lee Lipton shall deliver to the Buyer his employment agreement with G-III (the "Lipton Employment Agreement"), in substantially the form attached hereto as Exhibit E, duly executed by him;

          (n) the Sellers shall cause to be delivered to the Buyer an opinion, dated as of the Closing Date and addressed to the Buyer, of Wechsler & Cohen,
LLP, counsel to the Acquired Companies, in substantially the form attached hereto as Exhibit F;

          (o) each Seller shall deliver to the Buyer any Other Transaction
Document to which it is a party, duly executed by such Seller;

          (p) the Sellers shall cause all of the directors and officers of
Marvin Richards, all of the managers of CK and all of the managers of Fabio
(other than Fabio Lanzoni and Eric Ashenberg) to submit letters of resignation to the Buyer, such resignations effective as of the Closing;

          (q) each Seller shall deliver to the Buyer a duly executed FIRPTA certificate in the form specified by Treasury Regulations Section
1.1445-2(b)(2);

          (r) for purposes of making the Section 338(h)(10) Election (as hereinafter defined), each Marvin Richards Shareholder shall have executed and delivered to the Buyer two copies of IRS Form 8023 (or successor form) and any applicable similar forms required by state or local law;

          (s) the Buyer shall have received landlords' consents to the assignment of and shall have entered into amendments of the leases for Marvin
Richards' office space at 512 Seventh Avenue, New York, New York and Marvin
Richards' warehouse space at 275 Mill Road, Edison, New Jersey;

                                      -13-

          (t) the Buyer shall have entered into new license agreements or assignments of the current license agreements with respect to Calvin Klein ladies and men's outerwear, St. John's outerwear and Calvin Klein women's suits, in each case on terms and conditions satisfactory to the Buyer; and

          (u) the Sellers or the Sellers' Representative shall deliver or cause to be delivered to the Buyer such other documents as the Buyer or the Buyer's counsel may reasonably request.

     Section 3.3 Conditions to the Sellers' Obligation to Close. The obligations of the Sellers to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction, at or prior to the
Closing, of each of the following conditions to the reasonable satisfaction of the Sellers:

          (a) the Buyer shall deliver to each Seller and the Sellers'
Representative this Agreement, duly executed by the Buyer;

          (b) the Buyer shall deliver to each Seller his Promissory Note;

          (c) the Buyer shall deliver to CK the CK Operating Agreement
Amendment, duly executed by the Buyer;

          (d) the Buyer shall deliver to Sammy Aaron the Aaron Employment
Agreement, duly executed by G-III;

          (e) the Buyer shall deliver to Andrew Reid the Reid Employment
Agreement, duly executed by G-III;

          (f) the Buyer shall deliver to Lee Lipton the Lipton Employment
Agreement, duly executed by G-III;

          (g) for purposes of making the Section 338(h)(10) Election, the Buyer shall have executed and delivered to the Sellers' Representative two copies of
IRS Form 8023 (or successor form) and any applicable similar forms required by state or local law; and

          (h) the Buyer shall cause to be delivered to the Sellers an opinion, dated as of the Closing Date and addressed to the Sellers, of Fulbright &
Jaworski L.L.P., counsel to the Buyer, in substantially the form attached hereto as Exhibit G.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF THE SELLERS CONCERNING
                             THE ACQUIRED COMPANIES

     Each of the Sellers, severally and jointly, represents and warrants to the
Buyer and G-III as follows:

     Section 4.1 Organization and Standing. Marvin Richards is a corporation duly incorporated, validly existing and in good standing under the laws of the
State of New York

                                      -14-

(except that its Biennial Statement is past due). The Biennial Statement of
Marvin Richards was mailed to the Department of State of the State of New York on July 8, 2005. CK and Fabio are limited liability companies duly organized, validly existing and in good standing under the laws of the State of New York.
Each of the Acquired Companies and Fabio (a) has full right, power and authority to own and lease its properties and to carry on and operate its business and operations as now being conducted and proposed to be conducted by it under existing agreements, (b) is duly qualified or licensed to do business and is in good standing as a foreign corporation or limited liability company in every jurisdiction (which jurisdictions are set forth in Schedule 4.1) in which the character of its properties or nature of its business requires such qualification, and (c) does not own any of its properties, and does not conduct any of its business, through any other Person, including, without limitation, any of the Sellers' Affiliated Companies, each of which is inactive and owns no assets used in the business of the Acquired Companies and Fabio and otherwise owns only insignificant assets.

     Section 4.2 Organizational Documents; Books and Records.

          (a) The copies of the Organizational Documents of each of the Acquired
Companies and Fabio delivered to the Buyer are complete and correct and represent the presently effective Organizational Documents of the Acquired
Companies and Fabio. Neither of the Acquired Companies or Fabio is in violation of its respective Organizational Documents.

          (b) The books of account, minute books, share record books, and other records of the Acquired Companies and Fabio, all of which have been made available to the Buyer, are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The Acquired Companies and Fabio have adopted resolutions ratifying and confirming all prior actions taken prior to the Closing Date, which are contained in their respective minute books. No meeting of such shareholders, members, boards of directors or managers or committees of the boards of directors or managers of the Acquired Companies or Fabio has been held authorizing any material commitment or transaction outside the normal course of business that is not reflected in the Material
Contracts listed in Schedule 4.12(a) or in the Financial Statements or the notes thereto for which minutes have not been prepared and are not contained in such minute books. At the Closing, all those books and records will be in the possession of the Acquired Companies and Fabio.

     Section 4.3 Directors; Officers; Managers. Schedule 4.3 sets forth a complete list of the officers and directors of Marvin Richards and of the managers and officers of CK and Fabio.

     Section 4.4 Subsidiaries or Other Interests. Neither of the Acquired
Companies nor Fabio has any subsidiaries. No Acquired Company or Fabio directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person.

     Section 4.5 Capitalization. The authorized capital stock of Marvin Richards consists of 200 shares of common stock, no par value, of which 15 shares are issued and outstanding and 15 shares are issued and held by Marvin Richards in its treasury as of the date hereof ("Marvin Richards Common Stock"). All of the issued and outstanding shares of Marvin Richards

                                      -15-

Common Stock are owned, of record and beneficially, by the Marvin Richards
Shareholders in the amounts set forth in Schedule 2.1(a) hereto. All of the membership interests of CK are, on the date hereof, owned by the CK Members in the percentages set forth in Schedule 2.1(b) hereto. All of the membership interests of Fabio are, on the date hereof, owned by the Fabio Selling Members in the percentages set forth in Section 2.1(b) hereto, and 50% by FENX, Inc.
Except as set forth on Schedule 4.5, there are no outstanding or authorized subscriptions, options, warrants, calls, rights, commitments or agreements of any character to which any Acquired Company or Fabio is a party or by which it is bound obligating such Acquired Company or Fabio to issue, deliver, sell, repurchase or redeem or cause to be issued, delivered, sold, repurchased or redeemed any shares in the authorized capital of the Acquired Company or membership interests in the Acquired Company or Fabio or any securities convertible into or exchangeable for shares in the authorized capital of the
Acquired Company or membership interests in the Acquired Company or Fabio or obligating the Acquired Company or Fabio to grant or enter into any such subscription, option, warrant, call, right, commitment or agreement. All outstanding shares of Marvin Richards Common Stock are duly authorized, validly issued, fully paid and non-assessable. Except as set forth in the respective
Organizational Documents or Marvin Richards, CK or Fabio, or as disclosed in
Schedule 4.5, all outstanding shares of Marvin Richards Common Stock, membership interests of CK, and membership interests of Fabio held by the Fabio Selling
Members are free of any Liens, and are not subject to preemptive rights or rights of first refusal created by statute, the Organizational Documents of the applicable Acquired Company or Fabio or any agreement to which such Acquired
Company or Fabio is a party. There are no bonds, debentures, notes or other indebtedness of any Acquired Company or Fabio having the right to vote (or convertible into securities having the right to vote) on any matters on which shareholders or members of such Acquired Company or Fabio may vote. There are no other contracts, commitments, powers of attorney or agreements that will survive the Closing relating to voting, purchase or sale of, or in any other way affecting, the Marvin Richards Common Stock or membership interests in CK or
Fabio (except, in the cases of CK and Fabio, for the operating agreements of CK and Fabio). All outstanding shares of Marvin Richards Common Stock and membership interests of CK and Fabio were issued in compliance with the
Securities Act and all applicable state securities laws. All dividends and distributions by each of the Acquired Companies have been made in compliance with their respective Organizational Documents and all legal requirements applicable thereto.

     Section 4.6 No Contravention. The execution, delivery and performance of this Agreement and the Other Transaction Documents and the consummation of the transactions contemplated hereby and thereby do not, directly or indirectly, (a)
violate any provision of the Organizational Documents of any Acquired Company or
Fabio or any resolution adopted by the board of directors, shareholders, managers or members of any Acquired Company or Fabio, (b) except as listed on
Schedule 4.12(a) hereto, conflict with, result in the breach of, or constitute a default under, or require any authorization, consent, approval, exemption or other action by or notice to any third party or any Authority, under the provisions of any agreement or other instrument to which any Acquired Company or
Fabio is a party or by which the property of any Acquired Company or Fabio is bound or affected, or (c) violate any laws, regulations, orders or judgments applicable to any Acquired Company or Fabio.

     Section 4.7 Compliance with Laws. To the knowledge of the Sellers, each
Acquired Company and Fabio has complied in all material respects with, and is now in compliance in all

                                      -16-

material respects with, all laws, rules, regulations, orders, judgments and decrees of any Authority applicable to it. Each Acquired Company and Fabio possesses each franchise, license, permit, authorization, certification, consent, variance, permission, order or approval of or from any Authority, and has filed all filings, notices or recordings with any such Authority
(collectively, "Licenses") material to, or necessary for the conduct of, its business as now conducted or proposed to be conducted, and is now and, has at all times in the past, been in compliance in all material respects with each such License. Each such License is in full force and effect and is identified on
Schedule 4.7. No proceeding or other action is pending or, to the best knowledge of the Sellers, threatened, to revoke, amend, or limit any License, and no
Seller has any basis to believe that any such proceeding or action would result from the consummation of the transactions contemplated by this Agreement or by the Other Transaction Documents, or that any such License would not be renewed in the ordinary course.

     Section 4.8 Environmental and Safety Laws. To the knowledge of the Sellers, none of the Acquired Companies or Fabio is in violation of any applicable law relating to the environment or occupational health and safety which violation would have a Material Adverse Effect on such Acquired Company or Fabio, and, to the knowledge of the Sellers, no material expenditures are or will be required by any Acquired Company or Fabio in order to comply with any such existing law.

     Section 4.9 Taxes.

          (a) Each Acquired Company and Fabio have properly prepared and timely filed all Tax Returns required by applicable law to have been filed with any
Taxing Authority on or prior to the date hereof, or have obtained a valid filing extension from the appropriate Taxing Authority, and such Tax Returns were true, correct and complete in all material respects and were completed in accordance with applicable law. Each Acquired Company and Fabio have made available to the
Buyer copies of all Tax Returns filed for all Tax periods since January 1, 2001.

          (b) All Taxes (whether or not shown on any Tax Return) required to have been paid by any Acquired Company or Fabio on or prior to the date hereof have been fully and timely paid. The cash reserves or accruals for Taxes provided in the books and records of each Acquired Company and Fabio with respect to any Tax period for which a Tax Return has not yet been filed or for which Taxes are not yet due and owing have been established in accordance with
GAAP and, to the Sellers' knowledge, are, or prior to the Closing Date, will be, sufficient to pay all unpaid Taxes of such Acquired Company or Fabio through and including the Closing Date (including, without limitation, with respect to any
Taxes resulting from the transactions contemplated by this Agreement).

          (c) Except as set forth on Schedule 4.9(c), no agreement or waiver extending any statute of limitations on or extending the period for the assessment or collection of any Tax has been executed or filed on behalf of or with respect to any Acquired Company or Fabio. No power of attorney on behalf of any Acquired Company or Fabio with respect to any Tax matter is currently in force.

                                      -17-

          (d) No Acquired Company is, and Fabio is not, a party to any
Tax-sharing agreement or similar arrangement with any other party (whether or not written) pursuant to which it will have any actual or potential obligation to make any payments after the Closing Date, and no Acquired Company has, and
Fabio has not, assumed any Tax obligations of, or with respect to any transaction relating to, any other Person or agreed to indemnify any other
Person with respect to any Tax pursuant to which it will have any actual or potential obligation to make any payments after the Closing Date.

          (e) Except as set forth on Schedule 4.9(e), no Tax Return of any
Acquired Company or Fabio has been audited by a Taxing Authority, no audit is in process or pending, and no Acquired Company or Fabio has been notified of any request for such an audit or other examination. No claim has been made in writing by a Taxing Authority in a jurisdiction where Tax Returns concerning or relating to any Acquired Company or Fabio have not been filed that it is or may be subject to Taxation by that jurisdiction.

          (f) Each Acquired Company and Fabio have complied in all material respects with all applicable laws relating to the payment and withholding of
Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has either paid over to the appropriate Taxing Authorities, set aside in accounts for such purpose, or accrued and reserved against and entered upon the books and records of any Acquired Company or Fabio all amounts required to be so withheld and paid over for all periods under all applicable laws.

          (g) Except as set forth in Schedule 4.9(g), no request for an extension of time within which to file any Tax Return concerning or relating to any Acquired Company or Fabio or its respective operations has been made on behalf of or with respect to any Acquired Company or Fabio, which Tax Return has not since been filed when due.

          (h) No Acquired Company is and Fabio is not subject to any private letter ruling of the IRS or comparable rulings of another Taxing Authority.

          (i) None of the Sellers is a foreign person within the meaning of
Section 1445 of the Code or any other laws requiring withholding of amounts paid to foreign persons.

          (j) Except as set forth in their previously filed Tax Returns, no
Acquired Company has any and Fabio has no affirmative elections in effect for
U.S. federal income Tax purposes under Section 108, 168, 441, 472, 1017, 1033 or
4977 of the Code.

          (k) No Acquired Company has ever been and Fabio has never been included in any consolidated, combined, or unitary Tax Return (other than a consolidated, combined or unitary income Tax Return or for which such Acquired
Company or Fabio was the common parent).

          (l) Neither Fabio nor any Acquired Company or any other Person on behalf of and with respect to Fabio or an Acquired Company has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Fabio or an Acquired Company, and the Sellers have no knowledge that the IRS has proposed any such adjustment or change in accounting method, or (ii) any application pending with any Taxing Authority

                                      -18-

requesting permission for any change in accounting method that relates to the business or operations of Fabio or an Acquired Company or (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to Fabio or an Acquired Company.

          (m) No property owned by any of Fabio or the Acquired Companies is (i)
property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986,
(ii) constitutes "tax-exempt use property" within the meaning of Section
168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

          (n) Neither Fabio nor any Acquired Company owns any interest in any entity that is treated as a partnership for U.S. federal income Tax purposes or would be treated as a pass-through or disregarded entity for any Tax purpose.

          (o) Neither Fabio nor any Acquired Company has constituted either a
"distributing corporation" or a "controlled corporation" within the meaning of
Section 355(a)(1)(A) of the Code in a distribution qualifying for Tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement.

          (p) Neither any Acquired Company nor Fabio (i) has "participated" in a
"reportable transaction" within the meaning of Treasury Regulations Section
1.6011-4 or (ii) has taken any reporting position on a Tax Return, which reporting position (1) if not sustained, would be reasonably likely, absent disclosure, to give rise to a penalty for substantial understatement of U.S.
federal income Tax under Section 6662 of the Code (or any predecessor statute or any corresponding provision of any such statute or state, local or foreign Tax law), and (2) has not adequately been disclosed on such Tax Return in accordance with Section 6662(d)(2)(B) of the Code (or corresponding provision of any such predecessor statute or state, local or foreign Tax law).

          (q) Each of CK and Fabio has been treated as a partnership and not as an association taxable as a corporation for U.S. federal income Tax purposes since its inception. Except for purposes of the New York City Unincorporated
Business Tax, neither CK nor Fabio is subject to any entity-level U.S. federal, state or local income Taxes.

          (r) Marvin Richards is a small business corporation as defined in
Section 1361 of the Code and has had in effect for each Tax year that it has been in existence a valid election to be treated as an "S" corporation for U.S.
federal income Tax purposes under Section 1362 of the Code and under each analogous or similar provision of state or local law in each jurisdiction where it is required to file a Tax Return. There has been no voluntary or involuntary termination or revocation of any such election. Marvin Richards is not subject to any entity-level U.S. federal, state or local income Taxes, except for New
Jersey, New York State and New York City corporation Taxes.

                                      -19-

     Section 4.10 Employee Benefit Plans and Employee Matters.

          (a) Schedule 4.10(a) contains an accurate and complete list of each
Employee Plan. No Acquired Company has made any plan or commitment to establish any new Employee Plan, to modify any Employee Plan (except to the extent required by law), or to enter into any Employee Plan.

          (b) The Sellers have delivered to the Buyer (i) correct and complete copies of all documents embodying each Employee Plan, including all amendments thereto and all related trust documents, (ii) the most recent annual report
(Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Employee Plan,
(iii) the most recent summary plan description together with any summaries of material modifications thereto, if any, required under ERISA with respect to each Employee Plan, and (iv) the most recent IRS determination or opinion letter issued with respect to each Employee Plan that is intended to be qualified under
Section 401(a) of the Code.

          (c) Each Acquired Company has performed in all material respects all obligations required to be performed by it under any Employee Plan, and each
Employee Plan has been maintained and administered in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code. Each Employee Plan intended to be qualified under Section 401(a) of the Code and is so qualified and has obtained a favorable determination or opinion letter as to its qualified status under the Code. No "prohibited transaction," within the meaning of
Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Employee
Plan. There are no actions, suits or claims pending or, to the knowledge of the
Sellers, threatened (other than routine claims for benefits) against any
Employee Plan or against the assets of any Employee Plan. There are no audits, inquiries or proceedings pending or threatened by the IRS, United States
Department of Labor or any other Authority with respect to any Employee Plan.
The Acquired Companies have timely made all contributions and other payments required by and due under the terms of each Employee Plan. No Employee Plan is subject to Section 409A of the Code. Each Employee Plan may be unilaterally amended and/or terminated at any time by the Acquired Company or the ERISA
Affiliate that sponsors such plan without damage or penalty. Neither the
Acquired Companies nor any of their ERISA Affiliates maintains, contributes to or is obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to any current or former employee or other personnel (or beneficiary or dependent thereof) beyond the termination of their employment or other services.

          (d) None of the Acquired Companies or their ERISA Affiliates maintain, sponsor, participate in or contribute to (or have an obligation to contribute
to) any (i) Pension Plan subject to Title IV of ERISA, or (ii) "multiemployer plan" within the meaning of Section (3)(37) of ERISA. The execution of this
Agreement and the consummation of the transactions contemplated hereby will not constitute an event that will result (either alone or in conjunction with any other event, such as termination of employment) in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits to or with respect to any Employee.

                                      -20-

          (e) To the knowledge of Sellers, each of the Acquired Companies and
Fabio: (i) is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, or to the knowledge of the Sellers, threatened claims or actions against any
Acquired Company or Fabio under any worker's compensation policy.

          (f) No work stoppage or labor strike against any Acquired Company or
Fabio is pending, or to the knowledge of the Sellers, threatened. Neither any
Acquired Company nor Fabio knows of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending or, to the knowledge of the Sellers, threatened relating to any labor, safety or discrimination matters involving any Employee, including charges of unfair labor practices or discrimination complaints. None of the Acquired Companies or Fabio has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. No Acquired Company or
Fabio currently is a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by any Acquired Company or Fabio.

          (g) Schedule 4.10(g) contains a complete and accurate list of the following information for each employee, director or manager of each Acquired
Company and Fabio, including each employee on leave of absence or layoff status:
name, job title; current compensation paid or payable and any change in compensation since January 2003; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Employee Plans.

          (h) No employee, director or manager of any Acquired Company and none of the Fabio Selling Members is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee, director or manager and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee, director or manager of any Acquired Company or Fabio, or (ii) the ability of such Acquired
Company or Fabio to conduct its business, including any Proprietary Rights
Agreement with Sellers or any Acquired Company or Fabio by any such employee, director or manager. To the knowledge of the Sellers, no director, officer, manager or other key employee of any Acquired Company or Fabio intends to terminate his employment with such Acquired Company or Fabio.

          (i) Other than the Sellers, all employees of the Acquired Companies and Fabio are employed by the Acquired Companies or Fabio on an "at will" basis and may be terminated at any time without notice or payment of consideration or penalty by any Acquired

                                      -21-

Company or Fabio, except as set forth in the Marvin Richards Employee Manual, a true and correct copy of which has been furnished to the Buyer.

          (j) Schedule 4.10(j) sets forth all consulting arrangements between any Acquired Company or Fabio and any Person. The Acquired Companies and Fabio
are in compliance in all material respects with all laws applicable to such consulting arrangements.

     Section 4.11 Insurance. Schedule 4.11 is a correct and complete description, including policy numbers, of all insurance policies owned or held by the Acquired Companies and Fabio or otherwise covering the Acquired Companies and Fabio or their assets or employees, as well as any self-insurance arrangement by or affecting the Acquired Companies or Fabio, including any reserves established thereunder. Such policies are in full force and effect, are issued by insurers that are financially sound and reputable, and will continue in force and effect following the consummation of the transactions contemplated by this Agreement. No Acquired Company or Fabio is in default under any of such policies. No Acquired Company or Fabio has received any notice of non-renewal, cancellation or intent to cancel, not renew or increase premiums or deductibles with respect to such insurance policies nor, to the knowledge of Sellers, is there any basis for such action. Schedule 4.11 also contains a list of all pending claims with any insurance company (other than health, medical and dental insurance claims of employees), as well as a summary or loss experience under each policy or under any self-insurance arrangement.

     Section 4.12 Contracts. (a) Schedule 4.12(a) contains a true and complete list of all currently effective:

               (i) agreements pursuant to which any Person has purchased or has the right to purchase securities of any of the Acquired Companies or Fabio;

               (ii) agreements under which any Person has registration rights, preemptive rights or rights of first refusal for shares or other equity interests of any of the Acquired Companies or Fabio;

               (iii) share option, warrant or other agreements granting the right to purchase any securities of any Acquired Company or Fabio;

               (iv) stockholders' agreements, voting trusts or other agreements affecting, pertaining to, or restricting the sale, transfer or voting of, shares or other equity interests of any Acquired Company or Fabio;

               (v) agreements pertaining to material transactions involving any
     Acquired Company or Fabio and any stockholder, director or officer thereof, including any share purchase agreements, lease agreements, management agreements, indemnity agreements and loans to or by any such officer, stockholder or director;

               (vi) employment and consulting agreements to which any Acquired
     Company or Fabio is a party;

               (vii) collective bargaining or other labor agreements, share option, profit sharing, pension, bonus, incentive or other similar compensation, employee benefit

                                      -22-

     or retirement plan or arrangements to which any Acquired Company or Fabio is a party or is obligated under;

               (viii) loan agreements, security agreements, line of credit agreements, indentures, mortgages or other debt instruments or arrangements
     (including, without limitation, any guarantees or obligations of other
     Persons) in an amount or value greater than $10,000 to which any Acquired
     Company or Fabio is a party;

               (ix) agreements involving the pledge, hypothecation or giving of any security interest in any assets or property or equipment leases of any
     Acquired Company or Fabio;

               (x) leases and related agreements pertaining to real property, equipment or other property, products or services of any Acquired Company or Fabio;

               (xi) marketing, sales or distribution agreements relating to the provision or acquisition of products or services to which any Acquired
     Company or Fabio is a party;

               (xii) service contracts, research contracts, product development contracts and consulting agreements in connection with the development of any products or services of any Acquired Company or Fabio;

               (xiii) franchise, joint venture, partnership, operating or limited liability company agreements to which any Acquired Company or Fabio is a party;

               (xiv) agreements of any Acquired Company or Fabio for mergers, consolidations, reorganizations or the purchase or sale of material assets;

               (xv) trade secret, confidentiality agreements or non-competition agreements to which any Acquired Company or Fabio is a party;

               (xvi) license agreements, assignments and royalty agreements to which any Acquired Company or Fabio is a party, including, without limitation, any such agreements relating to apparel, products, know-how, patents, trademarks, trade names and copyrights;

               (xvii) contracts or arrangements (other than the Organizational
     Documents) under which any director or officer of any Acquired Company or
     Fabio is insured or indemnified in any manner against liability which he may incur in his capacity as such;

               (xviii) agreements with finders, brokers or underwriters;

               (xix) others contracts that involve the performance of services or the delivery of goods or materials by or to the Acquired Companies or
     Fabio in an amount or value greater than $25,000; and

                                      -23-

               (xx) all material contracts as defined in Item 601(b)(10) of
     Regulation S-K of the SEC, and not otherwise covered above.

     The contracts, leases, agreements and commitments set forth on Schedule
4.12(a) (other than those included in the open order report) are referred to herein as the "Material Contracts."

          (b) Each Material Contract is valid, binding and enforceable against the Acquired Company that is a party thereto or Fabio and in full force and effect with respect to such Acquired Company or Fabio, and to the knowledge of the Sellers is valid, binding, and enforceable against and in full force and effect with respect to each other party thereto, in either case except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. To the knowledge of the Sellers, except as set forth in Schedule 4.12(b), each Material
Contract will continue to be valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Fabio or the Acquired Company that is a party to each Material Contract has performed in all material respects all the obligations required to be performed by it and is entitled to all benefits thereunder. Except as disclosed in Schedule 4.12(b), neither Fabio nor the
Acquired Company that is a party to any Material Contract, nor, to the knowledge of the Sellers, any other party thereto, is in breach or default in any material respect and no event has occurred which with notice or lapse of time would constitute a breach or default in any material respect by the Acquired Company or Fabio that is a party to such Material Contract or, to the knowledge of the
Sellers, by any such other party, or permit termination, modification or acceleration, under such Material Contract.

     Section 4.13 Litigation. Except as set forth in Schedule 4.13, (i) there are no actions, suits, proceedings or investigations of any nature at law or in equity, pending or, to the best of Sellers' knowledge, threatened against or relating to any Acquired Company or Fabio before any Authority; (ii) no unsatisfied judgment, award, order or decree has been rendered against any
Acquired Company or Fabio by any Authority; and (iii) no Authority has indicated
in any writing received by any Acquired Company or Fabio an intention to conduct any audit, investigation or other review with respect to any Acquired Company or
Fabio.

     Section 4.14 Suppliers; Customers and Licensors.

          (a) Schedule 4.14(a) sets forth, for the years ended December 31, 2003 and 2004 and for the five months ended May 31, 2005, the names of (i) the top 20 customers, as determined by revenue, of the Acquired Companies and Fabio and the amount of revenues generated by each such customer in each such period and (ii)
each supplier that accounted for more than $100,000 of the operating expenses of the Acquired Companies and Fabio during any such period.

          (b) Except as set forth in Schedule 4.14(b), to the knowledge of the
Sellers, the Acquired Companies and Fabio have good relations with all their customers, suppliers,

                                      -24-

licensors and others having a business relationship with them and each Person expected to be a customer, supplier or licensor. No customer or supplier identified on Schedule 4.14(a) has canceled or otherwise terminated, or threatened to cancel or terminate, its relationship with any Acquired Company or
Fabio, or decreased or limited materially, or threatened to decrease or limit materially, its business done with any Acquired Company or Fabio, and no Seller has any reason to believe that any such customer or supplier would not continue its business relationship with the Buyer following the Closing on substantially the same terms as such customer or supplier has heretofore done business with the applicable Acquired Company or Fabio. Schedule 4.14(b) sets forth all existing disputes between any Acquired Company or Fabio and any customer where the customer alleges it received defective goods or is entitled to any chargebacks or markdowns against Acquired Company or Fabio invoices.

     Section 4.15 Inventories. Except as set forth on Schedule 2.5(a) and 2.5(b)
hereto, the inventory of the Acquired Companies and Fabio does not include any items below standard quality, damaged or spoiled, obsolete or of a quality or quantity not usable or saleable in the normal course of the business and operations of the Acquired Companies or Fabio. All inventory of the Acquired
Companies and Fabio that consists of items that are below standard quality, damaged or spoiled, obsolete or of a quality or quantity not usable or saleable in the normal course of the business and operations of the Acquired Companies and Fabio has been written off or written down to net realizable value in the
Financial Statements (as hereinafter defined) and such Schedules, and the Buyer and Sellers have agreed as to the correctness of such values.

     Section 4.16 Relationships with Related Persons. No Seller, Affiliate of any Seller, or, to the knowledge of the Sellers, any relative or spouse of any
Seller, (a) owns, directly or indirectly, any interest in (other than the record or beneficial ownership of less than (i) $400,000 or (ii) one percent (1%) of the shares of any Person whose shares or interests are publicly traded on a national securities exchange, the Nasdaq Stock Market or the OTC Bulletin
Board), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, subcontractor, customer or client of any Acquired Company or Fabio,
(b) owns, directly or indirectly, in whole or in part, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of any Acquired Company or Fabio, or (c)
has or may acquire rights under, or has or may become subject to any obligation under, any agreement that relates to the business of, or any of the assets owned or used by, any Acquired Company or Fabio.

     Section 4.17 Certain Payments. No Acquired Company or Fabio nor any
director, officer, agent, or employee of any Acquired Company or Fabio, or, to the knowledge of the Sellers, any other Person associated with our acting for or on behalf of any Acquired Company or Fabio, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured or (iii) to obtain special concessions or for special concessions already obtained, for or in respect of any Acquired Company or Fabio or any Affiliate of any Acquired
Company or Fabio, in violation of any legal requirement, or (b) established or maintained any fund or asset of any Acquired Company or Fabio that has not been recorded in the books and records of such Acquired Company or Fabio.

                                      -25-

     Section 4.18 Proprietary Rights. Schedule 4.18 describes all franchises, trademarks, trade names, service marks, copyrights, licenses, privileges and other proprietary rights held by the Acquired Companies and Fabio (collectively, the "Proprietary Rights"). Except as set forth in Schedule 4.18, all of the
Proprietary Rights are owned by an Acquired Company or Fabio or licensed for its use and are valid and in good standing, free and clear of all Liens or other encumbrances whatsoever. The Acquired Companies and Fabio have taken all necessary action to protect such Proprietary Rights. No other trademarks, trade names, service marks, copyrights, licenses, privileges and other proprietary rights are necessary for the conduct of the business or operations of the
Acquired Companies and Fabio. To the knowledge of the Sellers, the operations and business conducted by the Acquired Companies and Fabio do not infringe upon or conflict with any patent, trademark, trade name, service mark, copyright, license or other proprietary right of any third party. No Acquired Company or
Fabio has received any notice of infringement upon or conflict with the asserted rights of others.

     Section 4.19 Financial Statements. Sellers have delivered to the Buyer complete and correct copies of the following: (a) audited financial statements of the Acquired Companies, including balance sheets and statements of income, retained earnings and cash flows as of, and for the years ended, December 31,
2002, 2003 and 2004, (b) unaudited financial statements of the Acquired
Companies, including balance sheets and statements of income for the five month period ended May 31, 2005 and (c) unaudited financial statements of the Acquired
Companies, including balance sheets and statements of income, for each of the four quarters in 2004 (collectively, the "Financial Statements"). Each of the
Financial Statements is true, complete and correct in all material respects, and fairly presents the results of operations, financial condition, assets, liabilities and cash flows of the Acquired Companies for the periods specified.
The Financial Statements have been prepared in accordance with GAAP, except as may be expressly stated in the related notes thereto. The unaudited Financial
Statements reflect all adjustments, consisting of normally recurring adjustments, necessary to present fairly the financial condition of the Acquired
Companies at May 31, 2005, December 31, 2004, September 30, 2004, June 30, 2004
and March 31, 2004, and the results of operations for each of the three month periods then ended (or five month period then ended, in the case of the unaudited Financial Statements at May 31, 2005). All material liabilities and obligations, whether accrued, absolute, contingent, direct or indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due have been disclosed in the Financial Statements or in the notes thereto or in one or more Schedules to this Agreement. Except as noted in the Financial
Statements, the statements of income included in the Financial Statements do not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business.

     Section 4.20 Absence of Certain Changes.

          (a) Except as set forth on Schedule 4.20(a), since December 31, 2004
(the "Balance Sheet Date"), each Acquired Company and Fabio has conducted its businesses in the ordinary course of business consistent with past practice, and has not:

               (i) except as described in the May 31, 2005 Financial Statements, suffered any change, event or condition that, individually or in the aggregate, has had or

                                      -26-

     could reasonably be expected to have a Material Adverse Effect upon such
     Acquired Company or Fabio;

               (ii) incurred damage or destruction or loss of any asset or property, whether or not covered by insurance, in an amount in excess, individually or in the aggregate, of $25,000;

               (iii) changed its authorized or issued capital stock or the terms of its membership interests;

               (iv) granted any stock option or right to purchase shares of capital stock or membership interests;

               (v) granted any phantom or similar rights which give any Person any interest in any portion of revenue or earnings;

               (vi) issued any security convertible into capital stock or membership interests;

               (vii) declared or paid any dividend or other distribution in respect of shares of capital stock or membership interests, except for a distribution to the Sellers of approximately $2,000,000 in January 2005;

               (viii) entered into any transaction, contract or commitment individually involving payments in excess of $25,000 (other than this
     Agreement or as disclosed in Schedule 4.12(a));

               (ix) except in the ordinary course of business consistent with past practice, including as to quantity and frequency, incurred or paid any liability or obligation, incurred any indebtedness for borrowed money or assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any other Person;

               (x) entered into or amended any employment, consulting or other agreement with, increased any compensation payable to, awarded any bonus to, made any loan to, paid any expense or contribution on behalf of, given any gift to, or otherwise conferred any benefit (directly or indirectly)
     upon, any of its officers, employees, shareholders, managers, members or consultants, except for salary increases and bonuses to employees disclosed in Schedule 4.10(g);

               (xi) made any capital expenditures in excess of $25,000 other than those made the ordinary course of business, consistent with past practice;

               (xii) sold, transferred, leased, assigned or otherwise disposed of any asset or properties, except in the ordinary course of business, consistent with past practice;

               (xiii) made any Tax election or settled or compromised any federal, state, local or other Tax liability either not in accordance with past practice, or which has

                                      -27-

     had or could reasonably be expected to have a Material Adverse Effect upon such Acquired Company or Fabio;

               (xiv) taken any action that was intended or may reasonably be expected to result in any of the representations and warranties set forth in Article IV of this Agreement being or becoming untrue;

               (xv) made a material change in the methods of accounting in effect at the Balance Sheet Date, except as required by GAAP;

               (xvi) except in the ordinary course of business consistent with past practice, created, renewed, amended or terminated or given notice of a proposed renewal, amendment of termination of, any material contract, agreement or lease for goods or services to which such Acquired Company or
     Fabio is a party; or

               (xvii) agreed to do any of the foregoing.

     Section 4.21 No Undisclosed Liabilities. No Acquired Company or Fabio has
any material obligations or liabilities (whether pursuant to contracts or otherwise) of any nature (accrued, absolute, contingent, direct or indirect, perfected, inchoate, unliquidated or otherwise) other than (i) those set forth or adequately provided for in the balance sheets of the Acquired Companies or
Fabio as of the Balance Sheet Date (the "Balance Sheets"), (ii) those incurred in the ordinary course of business and not required to be set forth in the
Balance Sheets under GAAP, and (iii) those incurred in the ordinary course of business since the Balance Sheet Date and consistent with past practice.

     Section 4.22 Accounts Receivable; Accounts Payable; Orders-in-Process.

          (a) The Sellers have provided the Buyer with an accurate and complete breakdown and aging of all accounts receivable and other receivables of the
Acquired Companies and Fabio as of the Balance Sheet Date and as of May 31,
2005. All accounts receivable of the Acquired Companies and Fabio are reflected on the Financial Statements or on the accounting records of the Acquired
Companies and Fabio as of the date hereof (collectively, the "Accounts
Receivable") and (i) have arisen only from bona fide transactions in the ordinary course of business consistent with past practice, (ii) to the knowledge of the Sellers, represent valid obligations and (iii) are owned by an Acquired
Company or Fabio free of all Liens or other encumbrances whatsoever, except pursuant to Marvin Richards' secured financing facility disclosed on Schedule
4.12(a). The respective reserves, if any, shown on the Financial Statements or on the accounting records of the Acquired Companies and Fabio as of the date hereof are adequate and calculated consistent with past practice. Except as set forth in Schedule 4.22(a), no Seller has received any notice of any contest, claim, or right of set-off, other than returns in the ordinary course of business, under any agreement with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable.

          (b) All accounts payable of the Acquired Companies and Fabio reflected on the Balance Sheets arose, and all accounts payable of the Acquired Companies and Fabio arising after the dates thereof have arisen, from bona fide transactions.

                                      -28-

          (c) Schedule 4.22(c) lists all purchase and sales orders in process on the Closing Date to the extent merchandise thereunder has not been shipped to customers of the Acquired Companies and Fabio and which are not, therefore, accounts receivable (each, an "Order-in-Process"). To the knowledge of the
Sellers, each Order-in-Process is valid, binding and enforceable against the
Acquired Company that is a party thereto or Fabio, as the case may be, and in full force and effect with respect to such Acquired Company or Fabio, and, to the knowledge of the Sellers, is valid, binding, and enforceable against and in full force and effect with respect to each other party thereto, in either case except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles. Provided that the financial condition and reputation of the Buyer is satisfactory to the other parties thereto, each Order-in-Process will continue to be valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect prior to the Closing, except as its enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles and except as the Division may elect to compromise or adjust the Orders-in-Process after the Closing in accordance with past practice and the business judgment of its management.

     Section 4.23 Title to and Condition of Property.

          (a) The Acquired Companies and Fabio have good and marketable title to all of their properties, interests in properties and assets, real and personal, or with respect to leased properties and assets, valid leasehold or subleasehold interests therein, free and clear of all Liens, except for the following: (i)
the Lien of current Taxes not yet due and payable or for Taxes which are being contested in good faith and by appropriate proceedings and which are reserved against in accordance with GAAP, (ii) such imperfections of title, Liens and easements, restrictive covenants and rights of way as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, (iii) mechanics', materialmens', carriers', workmens', warehousemens', repairmens', landlords' or other like Liens securing obligations that are not yet delinquent, (iv) purchase money Liens securing the purchase price of the related personal property, and (v) platting, subdivision, zoning, building and other similar legal requirements which are not violated by the building, structures and other improvements located on any real property, whether or not of record ("Permitted Liens"). The property and equipment of the
Acquired Companies or Fabio that are used in the operation of their respective businesses are in good operating condition and repair, subject to normal wear and tear, are adequate and suitable in all material respects for the uses to which they are being put and the operation of such businesses. All properties used in the operations of the Acquired Companies or Fabio are reflected in the
Financial Statements, to the extent GAAP requires the same to be reflected.

          (b) Schedule 4.23(b) identifies all real property owned, leased or subleased by each Acquired Company and Fabio (the "Real Property"). The Real
Property is all of the real property necessary for the conduct of the businesses of the Acquired Companies and Fabio as presently conducted and all operations necessary for the conduct of the businesses of the Acquired Companies and Fabio as presently conducted are located on the Real Property. No title, lease or subleases with respect to such Real Property is subject to any Lien, except

                                      -29-

Permitted Liens. Each Acquired Company's and Fabio's occupation, possession and use of the Real Property has not been disturbed and no claim has been asserted or threatened adverse to the rights of any Acquired Company or Fabio to the continued occupation, possession and use of any of the Real Property.

     Section 4.24 Brokers or Finders. Except as set forth in Schedule 4.24, neither of the Acquired Companies or Fabio has incurred, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Other Transaction
Documents or any transaction contemplated hereby or thereby. The Sellers shall, jointly and severally, indemnify and hold the Buyer and G-III harmless with respect to any claim by any broker, agent, or finder claiming to have acted on behalf of any Acquired Company or Fabio respecting the subject matter hereof.

     Section 4.25 Projections. The Sellers have provided the Buyer with projections for the Acquired Companies and Fabio through December 31, 2005 which are attached hereto as Schedule 4.25 (the "Projections"). The Projections were prepared in good faith and are based upon assumptions and estimates that the
Sellers believed to be reasonable at the time of preparation; it being understood by the Buyer that projections such as the Projections are inherently subject to risks, uncertainties and other factors that may cause actual results to differ from those stated in such Projections.

     Section 4.26 No Misleading Statements. No information furnished by or on behalf of any Seller to the Buyer concerning any Acquired Company contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in the light of the circumstances under which it was made, not misleading. All written information, in whatever form, furnished by any Seller concerning any Acquired Company to the Buyer was true and correct in all material respects as of the date so furnished and, except as the accuracy thereof is affected by the passage of time, remains true and correct in all material respects as of the date hereof.

                                   ARTICLE V
          REPRESENTATIONS AND WARRANTIES OF AND CONCERNING THE SELLERS

     Each Seller, severally and not jointly, represents and warrants to the
Buyer and G-III as follows:

     Section 5.1 Binding Obligations. This Agreement and the Other Transaction
Documents to which such Seller is a party have been duly executed and delivered by such Seller and constitute valid and binding agreements of such Seller, enforceable in accordance with their respective terms, except as their enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles, and except to the extent that rights to indemnification or contribution may be prohibited by public policy or Federal securities laws.

     Section 5.2 Purchased Shares or Purchased Interests. Subject to the waiver of any rights of first refusal by the holders thereof, which waivers have been obtained, such Seller has

                                      -30-

full right, power and authority to sell, transfer, assign and deliver the
Purchased Shares or Purchased Interests being sold by him hereunder. Such Seller is the sole registered and beneficial owner of the Purchased Shares or Purchased
Interests being sold by him hereunder and has good and valid title to such
Purchased Shares or Purchased Interests, free and clear of all Liens, rights or claims of others and other encumbrances (other than restrictions on transfer imposed by the Securities Act or state securities laws). Such Seller is not a party to any voting trust agreement or other contract, agreement, arrangement, commitment, plan or understanding restricting or otherwise relating to voting, dividend or other rights with respect to the Purchased Shares or Purchased
Interests (other than, in the case of the Purchased Interests, the operating agreement of CK or Fabio).

     Section 5.3 No Contravention. The execution, delivery and performance of this Agreement and the Other Transaction Documents to which such Seller is a party, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by such Seller do not (a)
conflict with, result in the breach of, or constitute a default under, or require any authorization, consent, approval, exemption or other action by or notice to any third party or Authority, under the provisions of any agreement or other instrument to which such Seller is a party or by which the property of such Seller is bound or affected or (b) violate any laws, regulations, orders or judgments applicable to such Seller.

     Section 5.4 No Claims. Such Seller has no claims against any Acquired
Company or Fabio, for whatever reason, either as a shareholder, director, officer, member, manager or otherwise, other than claims relating to employment benefits and reimbursement of expenses provided in the ordinary course of business and, after the Closing, the Acquired Companies, Fabio and the Buyer
shall have no further obligation to such Seller except to the extent expressly provided in this Agreement.

     Section 5.5 Securities Act Matters.

          (a) Such Seller acknowledges that his representations and warranties contained herein are being relied upon by G-III and Buyer as a basis for the exemption of the issuance of G-III Shares hereunder from the registration requirements of the Securities Act and any applicable state securities laws.

          (b) Such Seller understands that (i) G-III Shares are not registered under the Securities Act or any state securities laws by reason of their issuance in a transaction exempt from the registration requirements of the
Securities Act and applicable state securities laws and (ii) G-III Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

          (c) Such Seller is acquiring the G-III Shares for his own account and not with a view to, or for sale in connection with, directly or indirectly, any distribution thereof that would require registration under the Securities Act or applicable state securities laws or would otherwise violate the Securities Act or such state securities laws.

          (d) Such Seller has relied upon independent investigations made by him or his representatives and is fully familiar with the business, results of operations, financial condition,

                                      -31-

prospects and other affairs of G-III and realizes that G-III Shares are a speculative investment involving a high degree of risk for which there is no assurance of any return.

          (e) Such Seller has such knowledge and experience in financial and business affairs, including investing in companies similar to G-III, and is capable of determining the information necessary to make an informed investment decision, of requesting such information from G-III, and of utilizing the information that it has received from G-III to evaluate the merits and risks of his or investment in the G-III Shares and is able to bear the economic risk of his investment in the G-III Shares, and understands that he must do so for an indefinite period of time.

          (f) Such Seller and his attorneys, accountants, investment and financial advisors, if any, have been provided access to such information about
G-III as he or his advisors, if any, have requested.

          (g) Such Seller is an "accredited investor" as defined in Regulation D under the Securities Act.

          (h) Such Seller understands that, until the G-III Shares are registered pursuant to Section 7.2 or until a sale pursuant to the provisions of
Rule 144 under the Securities Act, the G-III Shares will bear the following legend (or a substantially similar legend):

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
          1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THE
          SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED
          OF WITHOUT SUCH REGISTRATION OR THE DELIVERY TO THE COMPANY OF AN
          OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH
          DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE
          SECURITIES ACT OF 1933, AS AMENDED."

     Section 5.6 Brokers or Finders. Except as set forth on Schedule 4.24, such
Seller has not incurred, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Other Transaction Documents or any transaction contemplated hereby or thereby. Such Seller shall indemnify and hold the Buyer and G-III harmless with respect to any claim by any broker, agent, or finder claiming to have acted on behalf of such Seller respecting the subject matter hereof.

     Section 5.7 No Misleading Statements. No information furnished by or on behalf of such Seller to the Buyer concerning such Seller contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in the light of the circumstances under which it was made, not misleading. All written information, in whatever form, furnished by such Seller to the Buyer concerning such Seller was true and correct in all material respects as of the date so furnished and, except as the accuracy thereof is affected by the passage of time, remains true and correct in all material respects as of the date hereof.

                                      -32-

                                   ARTICLE VI
              REPRESENTATIONS AND WARRANTIES OF THE BUYER AND G-III

     The Buyer and G-III represent and warrant to the Sellers as follows:

     Section 6.1 Organization and Standing. The Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York, with full corporate right, power and authority to enter into and perform and do all things contemplated under this Agreement and the Other
Transaction Documents to which it is a party necessary to give effect to the provisions of this Agreement and such Other Transaction Documents. G-III is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate right, power and authority to enter into and perform and do all things contemplated under this Agreement and the Other Transaction Documents to which it is a party necessary to give effect to the provisions of this Agreement and such Other Transaction Documents.

     Section 6.2 Authorization and Binding Obligations. The execution, delivery and performance by the Buyer and G-III of this Agreement and the Other
Transaction Documents to which either the Buyer or G-III is a party have been duly and validly authorized by all necessary corporate action, including approval of the entire transaction by the requisite vote of the board of directors of the Buyer or G-III. This Agreement and the Other Transaction
Documents to which the Buyer or G-III is a party have been duly executed and delivered by the Buyer or G-III, as the case may be, and constitute valid and binding agreements of the Buyer or G-III, enforceable in accordance with their respective terms, except as their enforceability may be limited by bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles, and except to the extent that rights to indemnification or contribution may be prohibited by public policy or Federal securities laws.

     Section 6.3 No Contravention. The execution, delivery and performance of this Agreement and the Other Transaction Documents to which the Buyer or G-III is a party, the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof by the Buyer or G-III do not (a) violate any provision of the certificate of incorporation or bylaws of the Buyer or G-III, (b) conflict with, result in the breach of, or constitute a default under, or require any authorization, consent, approval, exemption or other action by or notice to any third party or Authority, under the provisions of any agreement or other instrument to which the Buyer or G-III is a party or by which the property of the Buyer is bound or affected that has not been obtained, or (c) violate any laws, regulations, orders or judgments applicable to the Buyer or G-III.

     Section 6.4 Issuance of the G-III Shares. Upon issuance hereunder, the
G-III Shares shall be validly issued, fully paid and non-assessable and shall be free and clear of any Liens, except that the Unvested G-III Shares shall be subject to the vesting schedule and conditions set forth in Section 7.1.
Promptly after the issuance of the G-III Shares, G-III will file all reports, schedules, forms, statements and other documents required to be filed by it with the SEC or any self-regulatory organization under the Securities Act or the
Exchange Act with respect to the issuance of the G-III Shares.

                                      -33-

     Section 6.5 SEC Filings. The Common Stock is registered pursuant to Section
12(g) of the Exchange Act, and G-III has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) thereof. G-III has delivered or made available to the Sellers true and complete copies of the following documents
(the "SEC Documents") filed with the SEC:

          (a) G-III's Annual Report on Form 10-K for the fiscal year ended
January 31, 2005;

          (b) G-III's Quarterly Report on Form 10-Q for the quarterly period ended April 31, 2005; and

          (c) G-III's proxy statement and proxy statement supplement in connection with its Annual Meeting of Stockholders held on June 9, 2005.

     As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Documents contain all material information concerning G-III, and no event or circumstance has occurred, other than the execution of this
Agreement and other transactions occurring on the date hereof, which would require G-III to disclose such event or circumstance in order to make the statements in the SEC Documents not misleading on the date hereof but which has not been so disclosed.

     Section 6.6 Securities Act Matters. The Buyer is an "accredited investor"
as defined in Regulation D under the Securities Act and is not acquiring the
Purchased Shares or the Purchased Interests with a view to or in connection with any distribution thereof in violation of the Securities Act or applicable state securities laws.

     Section 6.7 Brokers or Finders. Neither Buyer nor G-III has incurred, directly or indirectly, any liability for brokerage or finders' fees or agents'
commissions or any similar charges in connection with this Agreement, the Other
Transaction Documents or any transaction contemplated hereby or thereby. The
Buyer and G-III shall indemnify and hold the Sellers harmless with respect to any claim by any broker, agent, or finder claiming to have acted on behalf of the Buyer or G-III respecting the subject matter hereof.

     Section 6.8 No Misleading Statements. No information furnished by or on behalf of the Buyer to any Seller contains any untrue statement of a material fact or omits to state a material fact necessary to make such statement, in the light of the circumstances under which it was made, not misleading. All written information, in whatever form, furnished by the Buyer to the Sellers was true and correct as of the date so furnished and, except as the accuracy thereof is affected by the passage of time, remains true and correct in all material respects as of the date hereof.

                                      -34-

                                  ARTICLE VII
                              ADDITIONAL AGREEMENTS

     Section 7.1 Vesting Schedule and Conditions.

          (a) All of the Unvested G-III Shares shall be subject to an option as to the Unvested G-III Shares (the "Purchase Option") set forth in this Section
7.1. From and after the date that any vesting condition described in Section
7.1(b) is no longer capable of being satisfied, G-III shall have the right to exercise the Purchase Option, which consists of the right to purchase from the
Sellers, at the purchase price of $0.01 per share (the "Option Price"), up to but not exceeding the number of Unvested G-III Shares specified in the applicable subsection of Section 7.1(b).

          (b) (i) 50,000 of the Unvested G-III Shares shall vest and cease to be subject to the Purchase Option if, at any time between the Closing Date and
January 31, 2009, the Closing Price is $20.00 or greater.

               (i) 25,000 of the Unvested G-III Shares shall vest and cease to be subject to the Purchase Option if, at any time between the Closing Date and January 31, 2007, the Closing Price is $10.00 or greater.

               (ii) 25,000 of the Unvested G-III Shares shall vest and cease to be subject to the Purchase Option if, at any time between February 1, 2006 and January 31, 2008, the Closing Price is $11.00 or greater.

               (iii) 25,000 of the Unvested G-III Shares shall vest and cease to be subject to the Purchase Option if, at any time between February 1, 2007 and January 31, 2008, the Closing Price is $12.00 or greater.

               (iv) 25,000 of the Unvested G-III Shares shall vest and cease to be subject to the Purchase Option if, at any time between February 1, 2008 and January 31, 2009, the Closing Price is $13.00 or greater.

               (v) Notwithstanding the limitations set forth in Sections
     7.1(b)(i) through 7.1(b)(v) above, all of the Unvested G-III Shares shall vest and cease to be subject to the Purchase Option if, at any time between the Closing Date and January 31, 2007, the Closing Price is $20.00 or
     greater.

          (c) The Purchase Option shall be exercised by written notice signed by an officer of G-III and given as provided in Section 9.1 below. The Option Price shall be payable by G-III in cash or by check.

          (d) If from time to time from the Closing Date until such date on which Purchase Option is no longer exercisable as to any of the Unvested G-III
Shares there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of G-III, then, in such event, any and all new, substituted or additional securities or other property to which the Sellers are entitled by reason of their ownership of the Unvested G-III Shares shall be immediately subject to the

                                      -35-

Purchase Option, be included in the word "Unvested G-III Shares" for all purposes of the Purchase Option with the same force and effect as Unvested G-III
Shares subject to the Purchase Option under the terms of this Section 7.1 and automatically be deposited with the Escrow Agent (as hereinafter defined) to be held as security in accordance with Section 7.1(g). The numbers of Unvested
G-III Shares and the target Closing Prices set forth in Section 7.1(b) shall be appropriately adjusted by G-III upon the occurrence of any such event.

          (e) All certificates representing any Unvested G-III Shares subject to the Purchase Option shall have endorsed thereon the following legend (in addition to the legend set forth in Section 5.5(h)):

          "ANY DISPOSITION OF ANY INTEREST IN THE SECURITIES REPRESENTED BY THIS
          CERTIFICATE IS SUBJECT TO RESTRICTIONS, AND THE SECURITIES REPRESENTED
          BY THIS CERTIFICATE ARE SUBJECT TO A PURCHASE OPTION, CONTAINED IN A
          CERTAIN AGREEMENT BY AND BETWEEN THE RECORD HOLDER HEREOF AND THE
          CORPORATION, A COPY OF WHICH WILL BE MAILED TO ANY HOLDER OF THIS
          CERTIFICATE WITHOUT CHARGE WITHIN FIVE (5) DAYS OF RECEIPT BY THE
          CORPORATION OF A WRITTEN REQUEST THEREFOR."

          (f) No Seller shall sell or transfer any Unvested G-III Shares then subject to the Purchase Option. Any attempted transfer in violation of the terms of this Agreement shall be ineffective to vest in any transferee any interest held by such Seller, and any purported transfer in violation hereof shall be ineffective as against G-III. G-III shall not be required (i) to transfer on its books or the books of its transfer agent any Unvested G-III Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (ii) to treat as owner of such Unvested G-III Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Unvested G-III Shares shall have been so transferred.

          (g) As security for the faithful performance of the terms of this
Section 7.1, and to insure that the Unvested G-III Shares subject to the
Purchase Option will be available for delivery upon exercise of the Purchase
Option as herein provided, each Seller agrees to deliver to and deposit with the
Secretary of G-III, as escrow agent (the "Escrow Agent"), the certificate(s)
representing the Unvested G-III Shares, together with an Assignment, which shall be in the form attached hereto as Exhibit H and which shall be duly endorsed with the date and number of Unvested G-III Shares left blank. The certificate(s)
representing the Unvested G-III Shares and all such assignments will be held by the Escrow Agent until the Unvested G-III Shares no longer remain subject to the
Purchase Option. In the event that any of the vesting conditions set forth in
Section 7.1(b) is satisfied such that a portion of the Unvested G-III Shares in no longer subject to the Purchase Option, G-III shall promptly furnish to the
Sellers certificates representing the Unvested G-III Shares no longer subject to the Purchase Option, and shall promptly furnish to the Escrow Agent certificates representing the remainder of the Unvested G-III Shares.

                                      -36-

     Section 7.2 Registration of the Registrable G-III Shares. (a) G-III shall:

               (i) as promptly as practicable after the Closing (and in no event more than 60 days), prepare and file with the SEC a registration statement on Form S-3 or other appropriate form (the "Registration Statement")
     relating to the resale of the Registrable G-III Shares by the Sellers;

               (ii) use its reasonable efforts, subject to receipt of necessary information from the Sellers, to cause the SEC to declare the Registration
     Statement effective as promptly as practicable after the Registration
     Statement is filed by G-III;

               (iii) promptly prepare and file with the SEC (and provide notice to the Sellers of any such filing) such amendments and supplements to the
     Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earlier of (A) the date all of the Registrable G-III Shares covered by the
     Registration Statement have been sold by the Sellers, or (B) the date that is the first anniversary of the Closing Date;

               (iv) furnish to each Seller such number of copies of prospectuses as such Seller may reasonably request in order to facilitate the public sale or other disposition by such Seller pursuant to the Registration
     Statement of all or any of the Registrable G-III Shares owned by such
     Seller;

               (v) notify each holder of Registrable G-III Shares covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration
     Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. G-III will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that G-III, in good faith, may delay the filing of any such amendment or supplement for a reasonable period of time in order to permit
     G-III (A) to effect disclosure or disposition or consummation of any transaction requiring confidential treatment which is being actively pursued at such time and which would require disclosure in the Registration
     Statement or (B) to negotiate, effect or complete any transaction which
     G-III reasonably believes might be jeopardized, delayed or made more costly to G-III by disclosure in the Registration Statement; and

               (vi) bear all expenses in connection with the procedures set forth in this Section 7.2(a) and the registration of the Registrable G-III
     Shares pursuant to the Registration Statement, other than fees and expenses, if any, of counsel and other advisers to the Sellers or underwriting discounts, brokerage fees and commissions incurred by the
     Sellers, if any.

          (b) (i) Notwithstanding the generality of the foregoing clauses, each
Seller agrees that upon notice from G-III at any time or from time to time during the time the

                                      -37-

prospectus relating to the Registrable G-III Shares covered by the Registration
Statement and proposed to be sold by such Seller is required to be delivered under the Securities Act of the happening of any event as a result of which, in
G-III's opinion after consultation with its counsel, the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, such Seller will forthwith discontinue such
Seller's disposition of such Registrable G-III Shares pursuant to the
Registration Statement until the time of such Seller's receipt of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such Registrable G-III Shares, such prospectus shall not include, in G-III's opinion after consultation with its counsel, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

               (i) Each Seller shall furnish G-III such information regarding such Seller and the distribution of the Registrable G-III Shares covered by the Registration Statement as G-III may from time to time reasonably request in writing.

               (ii) Each Seller agrees to give at least five (5) Business Days'
     prior written notice to G-III of any proposed sale of the Registrable G-III
     Shares covered by the Registration Statement pursuant to the Registration
     Statement and not to make such sale (A) unless such five (5) Business Days elapse without response from G-III, or (B) in the event G-III sends such
     Seller written notice stating that an amendment to the Registration
     Statement or supplement to the prospectus must be filed in accordance with the second sentence of Section 7.2(a)(v), until G-III notifies the Sellers that the Registration Statement has been amended or the prospectus supplemented as required; provided, however, that G-III agrees to file such amendment or supplement promptly upon the resolution of the disclosure issue necessitating such delay.

          (c) G-III will use reasonable efforts to cause the Registrable G-III
Shares covered by and to be sold pursuant to the Registration Statement to be eligible for quotation on the Nasdaq Stock Market or listed on any national securities exchange on which shares of Common Stock are then quoted or listed.

          (d) (i) From and after the first anniversary of the Closing Date and continuing until January 31, 2010 or such earlier date upon which all of the
Unvested G-III Shares shall either have vested and ceased to be subject to the
Purchase Option and been resold pursuant to the Registration Statement, another effective registration statement of G-III under the Securities Act or Rule 144 under the Securities Act, or been repurchased by G-III by its exercise of the
Purchase Option or otherwise, if G-III proposes to register (including for this purpose a registration effected by G-III for stockholders other than the
Sellers) any of its stock or other securities under the Securities Act in connection with a public offering of such securities (other than a registration relating solely to the sale of securities to participants in a stock or option plan or arrangement of G-III or a registration relating to a corporate reorganization or other transaction under Rule 145 under the Securities Act),
G-III shall, at such time, promptly give each Seller then holding Unvested G-III
Shares that have vested and ceased to be subject to the Purchase Option (such shares, the "New Registrable G-III Shares", and such Sellers, the

                                      -38-

"Applicable Sellers") written notice of such registration. Upon the written request of any of such Applicable Sellers given within 20 days after the mailing of such notice by G-III, G-III shall, subject to the provisions of Section
7.2(d)(ii), cause to be registered under the Securities Act all of the New
Registrable G-III Shares held by such Applicable Seller that such Applicable
Seller has requested to be registered.

               (i) In connection with any offering involving an underwriting of shares of G-III's capital stock, G-III shall not be required under this
     Section 7.2(d) to include any Applicable Seller's New Registrable G-III
     Shares in such underwriting unless such Applicable Seller accepts the terms of the underwriting as agreed upon between G-III and the underwriters selected by G-III (or by other Persons entitled to select the underwriters)
     and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by
     G-III. If the total amount of New Registrable G-III Shares requested by the
     Applicable Sellers to be included in such offering exceeds the amount of securities sold other than by G-III that the underwriters determine in their sole discretion is compatible with the success of the offering in view of market conditions, then G-III shall be required to include in the offering only that number of such securities, including New Registrable
     G-III Shares, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders, including the
     Applicable Sellers, according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders).

               (ii) G-III's agreements set forth in Sections 7.2(a), 7.2(c) and
     7.2(e) and the Sellers' agreements set forth in Section 7.2(b) and 7.2(e), shall apply, mutatis mutandis, to any registration statement that may be filed with the SEC by G-III as provided in Section 7.2(d)(i) that includes
     New Registrable G-III Shares; provided, however, that to the extent that such registration statement relates to an underwritten public offering,
     G-III may at any time, in its sole discretion or upon consultation with the underwriters, determine not to proceed with or to delay such underwritten public offering; and provided, further, however, that if the provisions of
     Section 7.2(e) conflict with the indemnification and contribution rights and obligations of the parties set forth in the underwriting agreement and any ancillary agreements relating to such registration statement and underwritten public offering, the latter shall control.

          (e) (i) In the event of a registration of any of the Shares under the
Securities Act pursuant to this Section 7.2, G-III will, to the extent permitted by applicable law, indemnify and hold harmless each Seller against all losses, claims, damages or liabilities, joint or several, to which such Seller may become subject under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of G-III), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration
Statement, including the prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the

                                      -39-

Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph (b) of SEC Rule 430A, or pursuant to SEC Rule 434, or the prospectus, in the form first filed with the
SEC pursuant to SEC Rule 424(b), or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated
therein or necessary to make the statements therein not misleading, and will reimburse each such Seller for any legal or other expenses reasonably incurred by such Seller in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability or action;
provided, however, that G-III will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such
Seller specifically for use in such Registration Statement. For purposes of this
Section 7.2(e), the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in
Section 7.2(a).

               (i) Each Seller, severally and not jointly, will, to the extent permitted by applicable law, indemnify and hold harmless G-III, each
     Person, if any, who controls G-III within the meaning of the Securities
     Act, each officer of G-III who signs the Registration Statement and each director of G-III, against all losses, claims, damages or liabilities, joint or several, to which G-III or such officer or director may become subject under the Securities Act, the Exchange Act or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Sellers), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse G-III and each such officer, director or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that such Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance upon and in conformity with information pertaining to such Seller furnished in writing to G-III by such Seller specifically for use in the
     Registration Statement; and provided further, however, that the liability of each Seller hereunder shall not in any event exceed the proceeds received from the sale of such Seller's Registrable G-III Shares covered by such Registration Statement.

               (ii) Promptly after receipt by an indemnified party under this
     Section 7.2(e) of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.2(e), promptly notify the indemnifying party in writing thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it

                                      -40-

     may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7.2(e) to the extent it is not prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be a conflict between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section
     7.2(e) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by such indemnifying party in the case of Section
     7(d)(i), representing all of the indemnified parties who are parties to such action) or (B) the indemnified party shall not have employed counsel reasonably satisfactory to the indemnifying party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

               (iii) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (A)
     any indemnified party exercising rights under this Agreement makes a claim for indemnification pursuant to this Section 7.2(e) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7.2 provides for indemnification in such case, (B) contribution under the Securities Act may be required on the part of any such indemnified party in circumstances for which indemnification is provided under this Section 7.2, or (C) the indemnification provided for by this Section 7.2 is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then, and in each such case, G-III and the Sellers will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (x) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (y) if the allocation provided by clause (x) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such

                                      -41-

     proportion as is appropriate to reflect not only the relative fault referred to in clause (x) above but also the relative benefits received by the indemnifying party and the indemnified party from the registration of the Registrable G-III Shares as well as the statements or omissions which resulted in such losses, claims, damages or liabilities and any other relevant equitable considerations. No Seller will be required to contribute any amount in excess of the proceeds received from the sale of its
     Registrable G-III Shares covered by such Registration Statement and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

               (iv) The obligations of G-III and the Sellers under this Section
     7.2(e) shall survive completion of any offering of Registrable G-III Shares pursuant to a Registration Statement and the termination of G-III's obligations under Section 7.2(a). No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     Section 7.3 Covenant Not to Compete; No Solicitation.

          (a) Each Seller acknowledges that he has extensive knowledge and a unique understanding of the businesses of the Acquired Companies and Fabio, has been directly involved with the establishment and continued development of the customer relations of such businesses and has had access to all of the proprietary and Confidential Information (as hereinafter defined) used in such businesses. Each Seller further acknowledges that if he were to compete with the
Buyer, G-III or its or their subsidiaries, including the Division (the "Buyer
Group") in such businesses following the Closing, great harm would come to the
Buyer Group, thereby destroying any value associated with the purchase of the
Acquired Companies and the Fabio Selling Members' interests in Fabio and the goodwill of the businesses of the Acquired Companies and Fabio. In furtherance of the sale of the Purchased Shares and the Purchased Interests to the Buyer
hereunder by virtue of the transactions contemplated hereby and to more effectively protect the value of the businesses so sold, each Seller covenants and agrees that, for a period (the "Restricted Period") commencing on the
Closing Date and continuing through January 31, 2009, he shall not, whether for compensation or without compensation, directly or indirectly, as an owner, principal, partner, member, shareholder, independent contractor, consultant, joint venturer, investor, licensor, lender or in any other capacity whatsoever, alone, or in association with any other Person, carry on, be engaged or take part in, or render services (other than services which are generally offered to third parties) or advice to, own, share in the earnings of, invest in the stocks, bonds or other securities of, or otherwise become financially interested in, any Person engaged in the business of designing or manufacturing men's outerwear, women's outerwear or women's suits anywhere in the United States. The record or beneficial ownership by a Seller of less than (i) $400,000 or (ii) one percent (1%) of the shares of any Person whose shares or interests are publicly traded on a national securities exchange, the Nasdaq Stock Market or the OTC
Bulletin Board shall not of itself constitute a breach hereunder. For purposes hereof, "Confidential Information" shall mean any information concerning the

                                      -42-

businesses and affairs of the Acquired Companies or Fabio that is not already generally available to the public. The Restricted Period shall immediately terminate with respect to a Seller upon any failure by the Buyer to make any payment to such Seller under Section 2.3 or 2.5 of this Agreement within thirty days of the date specified therein.

          (b) During the Restricted Period, the Sellers shall not, whether for their own account or for the account of any Person, directly or indirectly, solicit to terminate the relationship, or otherwise interfere with the relationship of the Buyer Group with, any Person that, (i) during the Restricted
Period, is employed by or otherwise engaged to perform services for the Buyer
Group or (ii) during the Restricted Period, is, or, during the one-year period preceding the Closing, was, a customer or client of, or subcontractor for, either Acquired Company or Fabio.

          (c) The restrictive covenants set forth in this Section 7.3 (the
"Restrictive Covenants") have been separately bargained for to protect the business or interest therein, including goodwill, of the Acquired Companies and
Fabio being acquired by the Buyer hereunder and to ensure that the Buyer Group shall have the full benefit of the value thereof. The Sellers recognize and acknowledge that the business and markets of the Buyer Group are national in scope, and that the Buyer Group is investing substantial sums in purchasing the
Acquired Companies and the Fabio Selling Members' interests in Fabio and in consideration for the Restrictive Covenants, that such Restrictive Covenants are necessary in order to protect and maintain the legitimate business interests of the Buyer Group and are reasonable in all respects, and that the Buyer Group would not consummate the transactions contemplated hereby but for such
Restrictive Covenants. Each Seller hereby waives any and all right to contest the validity of the Restrictive Covenants on the ground of the breadth of their geographic or product coverage or the length of their term.

          (d) If any Seller breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Buyer shall have, in addition to, and not in lieu of, any other rights and remedies available to it under law or in equity, the right to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Buyer Group and that money damages would not provide an adequate remedy. Each Seller covenants and agrees not to oppose any demand for specific performance and injunctive and other equitable relief in case of any such breach or attempted breach.

          (e) The existence of any claim or cause of action by any Seller against the Buyer shall not constitute a defense to the enforcement by the Buyer of the Restrictive Covenants (subject to the early termination of the Restricted
Period as set forth in the last sentence of Section 7.3(a) hereof), and any such claim or cause of action shall be litigated separately.

          (f) In addition to the remedies the Buyer may seek and obtain pursuant to Section 7.3(d) hereof, the Restricted Period shall be extended by any and all periods during which any Seller shall be found by a final non-appealable judgment of a court possessing personal jurisdiction over him to have been in violation of any Restrictive Covenant.

                                      -43-

          (g) Whenever possible, each provision of this Section 7.3 shall be interpreted in such manner as to be effective and valid under applicable law but if any provision of this Section 7.3 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Section 7.3. If any provision of this
Section 7.3 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 7.3 but shall be confined in its operation to the provision of this Section 7.3 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this Section 7.3 should ever be deemed to exceed the time or geographic limitations permitted by applicable law, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law.

          Section 7.4 Division Bonus Plan. As soon as practicable after the
Closing, the Buyer shall adopt a bonus plan for the benefit of the employees of the Division (the "Employee Bonus Plan"). The Employee Bonus Plan shall provide for aggregate payments to the employees of the Division (the "Employee Bonus
Plan Payments") for each of the one-year periods ending on January 31, 2007,
January 31, 2008 and January 31, 2009, in an amount equal to 5% of the
Division's EBITA for each such one-year period; provided, however, that the
Division's EBITA for such one-year period is at least $8,000,000 (in the case of the one-year period ending January 31, 2007, after giving effect to any reduction of the Division's EBITA for such one-year period to the extent that the proviso set forth at the end of Section 2.2(d) is applicable); and provided further, however, that the sum of the EBITA Payments and the Employee Bonus Plan
Payments shall not exceed $7,500,000 for each such one-year period. The Employee
Bonus Plan Payments shall be distributed to the employees of the Division in accordance with the terms and conditions of the Employee Bonus Plan.

     Section 7.5 Confidentiality. The parties acknowledge that G-III and Marvin
Richards have previously executed confidentiality agreements dated April 12,
2005 and April 20, 2005 (the "Confidentiality Agreements"), the terms of which are incorporated herein by reference, which Confidentiality Agreements shall continue in full force and effect in accordance with their terms.

     Section 7.6 Public Disclosure. No party hereto shall issue any press release or otherwise make any public statement or make any other public (or non-confidential) disclosure (whether or not in response to an inquiry)
regarding the terms of this Agreement and the transactions contemplated hereby, without the prior approval of the other parties hereto, except as may be required by applicable law.

     Section 7.7 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, it being understood that Marvin Richards has been paying and shall pay the reasonable and documented expenses of the Sellers in connection with the transactions contemplated by this Agreement.

     Section 7.8 Tax Matters.

                                      -44-

          (a) Sales and Transfer Taxes. All sales and transfer Taxes (including stock transfer Taxes, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne equally by the Sellers, on the one hand, and the Buyer, on the other hand, and the Sellers and the Buyer shall cooperate in timely preparing and filing all Tax Returns and paying all such
Taxes as may be required to comply with the laws governing such Taxes.

          (b) Tax Indemnification. Each of the Sellers hereby agrees, jointly and severally to be responsible for and to indemnify and hold the Buyer
Indemnified Persons harmless from and against any and all Taxes (or asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes) imposed or assessed against any of the Acquired Companies and Fabio or the assets of any of them:

               (i) with respect to all Tax periods, or portions thereof, ending on or prior to the Closing Date, except as reserved for in the Financial
     Statements;

               (ii) with respect to any and all Taxes of the Acquired Companies and Fabio allocated to the Sellers pursuant to Section 7.8(c);

               (iii) with respect to any additional Tax liability resulting from the Section 338(h)(10) Election being defective by reason of (i) Marvin
     Richard's S corporation status being deemed invalid or having terminated on or prior to Closing or (ii) the failure by Sellers to deliver a properly executed IRS Form 8023 to the Buyer;

               (iv) by reason of being a successor-in-interest or transferee of another Person; and

               (v) with respect to any and all Taxes of any member of a
     consolidated, combined or unitary group of which any Acquired Company or
     Fabio is or was a member on or prior to the Closing Date for which such
     Acquired Company or Fabio is liable pursuant to Treasury Regulations
     Section 1.1502-6(a) or any analogous or similar state, local or foreign law or regulation.

     The Sellers shall also pay and shall indemnify and hold the Buyer
Indemnified Persons harmless from and against any Damages incurred in connection with an Audit relating to the determination of the Buyer's liability for Taxes for which the Sellers are responsible to indemnify the Buyer Indemnified Persons pursuant to this Section 7.8(b) or the enforcement of this Section 7.8(b), including, without limitation, any Damages incurred in connection with an attempt to cure an inadvertent invalid election or termination of Marvin
Richards' S corporation status pursuant to Section 7.8(i). Notwithstanding the foregoing, the Buyer Indemnified Persons shall not be entitled to recover from the Sellers under Section 7.8(b)(iii) an amount in excess of the portion of the
Purchase Price allocable to the purchase of the Purchased Shares.

          (c) Straddle Periods. For U.S. federal income Tax purposes, the Tax year of each of the Acquired Companies and Fabio shall end as of the close of the Closing Date and, with respect to all other Taxes, the Sellers and Buyer will, unless prohibited by applicable law, close the Tax period of the Acquired
Companies and Fabio as of the close of the Closing Date.

                                      -45-

Neither the Sellers nor the Buyer shall take any position inconsistent with the preceding sentence on any Tax Return. In any case where applicable law does not permit an Acquired Company or Fabio to close its Tax year as of the close of the
Closing Date or in any case in which a Tax is assessed with respect to a Tax period which includes the Closing Date (but does not begin or end on that day), then Taxes, if any, attributable to the Tax period of an Acquired Company or
Fabio beginning before and ending after the Closing Date shall be allocated to and be payable by (i) the Sellers for the period up to and including the Closing
Date (the "Pre-Closing Straddle Period") and (ii) the Buyer for the period after the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to any period beginning before and ending after the
Closing Date shall be made by means of a closing of the books and records of such Acquired Company or Fabio as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis
(including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

          (d) Tax Returns.

               (i) Sellers' Representative shall prepare (or cause to be
     prepared) and timely file (or cause to be timely filed), including all applicable extensions, all Tax Returns of the Acquired Companies and Fabio
     required to be filed for all Tax periods ending on or prior to the Closing
     Date (including, but not limited to, final U.S. federal, state and local income Tax Returns and reports for the period beginning on January 1, 2005 and ending on the Closing Date) and any amended Tax Return or report for any such Tax period (any such Tax Return or report or amended Tax Return or report, a "Pre-Closing Tax Return"). All Pre-Closing Tax Returns shall be prepared in a manner consistent with prior practice, unless otherwise required by applicable laws. The Buyer shall, and shall cause the Acquired
     Companies and Fabio to, reasonably cooperate with Sellers' Representative in connection with any Pre-Closing Tax Return. Such cooperation shall include, but shall not be limited to, the prompt furnishing by Buyer, the
     Acquired Companies and Fabio of: (A) a limited power of attorney (and/or such other authorization) as shall be reasonably necessary to enable
     Sellers and/or Sellers' Representative to execute and file any Pre-Closing
     Tax Return, subject to the provisions of this Section 7.8(d); and (B) any and all records, documents, consents, certificates, workpapers and other information as may be necessary for the Sellers and/or its representatives to prepare and timely file a Pre-Closing Tax Return. Sellers'
     Representative shall provide the Buyer with a complete copy of each such
     Pre-Closing Tax Return at least thirty (30) days prior to the due date for filing such Tax Return, including applicable filing extensions. To the extent that any position taken on such Pre-Closing Tax Return or any item thereon is inconsistent with the manner in which a prior Tax Return was prepared (or such item was not previously reported or such position was not previously taken) and such position or treatment of an item is reasonably expected to (A) materially affect the Tax liability of an Acquired Company,
     Fabio or the Buyer in a Post-Closing Tax Period, (B) affect the determination of useful life, basis or method of depreciation, amortization or accounting of any of the assets or properties of an Acquired Company,
     Fabio, or the Buyer, (C) accelerate the time at which any Tax must be paid by an Acquired Company, Fabio or the Buyer, or (D) relate to the Section
     338(h)(10) Election, the Buyer shall have the right to object to the filing of such Pre-Closing Tax

                                      -46-

     Return by delivery of a written notice to Sellers' Representative within fifteen (15) days following the receipt thereof. The failure of the Buyer to object to the filing of any such Pre-Closing Tax Return within such fifteen-day period shall constitute approval thereof. The Sellers'
     Representative and the Buyer shall attempt in good faith to resolve any disagreements regarding such Pre-Closing Tax Return prior to the due date for filing thereof. Any disagreements regarding such Pre-Closing Tax Return which are not resolved prior to the filing thereof shall be promptly resolved pursuant to Section 7.8(k) which shall be binding on all the parties.

               (ii) The Buyer shall prepare (or cause to be prepared) and timely file (or cause to be timely filed), including applicable filing extensions, all Tax Returns of the Acquired Companies and Fabio required to be filed by or with respect to the Acquired Companies and Fabio for all Tax periods beginning prior to, and ending after, the Closing Date (excluding the final
     U.S. federal, state and local income Tax Returns or reports, for the period beginning January 1, 2005 and ending on the Closing Date), as well as any amended Tax Return or report for any such Tax period (any such return and report or amended return or report, a "Straddle Return"). All Straddle
     Returns shall be prepared in a manner consistent with prior practice unless otherwise required by applicable laws. The Buyer shall provide the Sellers'
     Representative with a complete copy of each such Straddle Return at least thirty (30) days prior to the due date for filing such Straddle Return, including applicable filing extensions. The Sellers' Representative shall have the right to object to the filing of such Straddle Return by delivery of a written notice to the Buyer within fifteen (15) days following the receipt thereof. The failure of the Sellers' Representative to object to the filing of any such Straddle Return within such fifteen-day period shall constitute approval thereof. The Sellers' Representative and the Buyer shall attempt in good faith to resolve any disagreements regarding such
     Straddle Return prior to the due date for filing thereof. Any disagreements regarding such Straddle Return which are not resolved prior to the filing thereof shall be promptly resolved pursuant to Section 7.8(k) which shall be binding on all the parties. Not later than ten (10) days before the due date for payment of Taxes with respect to any such Straddle Return, the
     Sellers shall pay to the Buyer an amount equal to that portion of the Taxes shown on such Straddle Return for which the Sellers have an obligation to indemnify the Buyer Indemnified Persons (as hereinafter defined) pursuant to Section 7.8(b); provided, however, that if the Sellers' Representative has given written notice of an objection to the filing of such Straddle
     Return pursuant to this Section 7.8(d)(ii), to the extent of such objection, the Sellers shall not be required to make any payment for Taxes relating to such Straddle Return until the resolution of the disagreement.
     Notwithstanding anything to the contrary contained in this Agreement, to the extent any amounts owed to the Buyer pursuant to this Section
     7.8(d)(ii) remain unpaid after taking into account any reserve for Taxes in the Financial Statements, the Buyer shall have the right, without notice, to set-off and apply against any EBITA Payment under Section 2.2 such unpaid amounts owed to the Buyer; provided, however, that if the Sellers'
     Representative has given written notice of an objection pursuant to this
     Section 7.8(d)(ii), to the extent of such objection, the Buyer shall not exercise any right to set-off for any unpaid amounts until the resolution of the disagreement.

                                      -47-

          (e) Tax Audits.

               (i) The Sellers shall control any Audit in respect of any Tax period ending on or prior to the Closing Date, except to the extent that such Audit relates to the Section 338(h)(10) Election (any such Audit, a
     "Sellers Audit") and, in connection therewith, shall be authorized to take any action with respect to any Sellers Audit in its sole discretion unless such action would reasonably be expected to result in a material adverse
     Tax effect or a liability or increase in liability hereunder to Buyer for any Tax period, in which case such action may not be taken without Buyer's consent. The Buyer shall, and shall cause the Acquired Companies and Fabio to, reasonably cooperate with Sellers and/or its representatives in connection with any Sellers Audit. Such cooperation shall include, but shall not be limited to, the prompt furnishing by Buyer, the Acquired
     Companies and Fabio of: (A) a limited power of attorney (and/or such other authorization) as reasonably necessary to enable Sellers and/or its representatives to directly control any Sellers Audit; and (B) any and all records, documents, consents, certificates, workpapers and other information as may be necessary for the Sellers and/or its representatives to control and defend a Sellers Audit. Sellers' Representative shall keep the Buyer fully and contemporaneously apprised of all material aspects of any Sellers Audit and shall promptly furnish or cause to be promptly furnished to the Buyer any and all material documents, reports, correspondence and other written materials pertaining to any Sellers Audit.

               (ii) The Buyer shall control and defend or shall cause the
     Acquired Companies and Fabio to control and defend any Audit in respect of any Straddle Return and any Audit which relates to the Section 338(h)(10)
     Election (each such Audit, a "Buyer Audit"); provided, however that, without Sellers' Representative's prior written consent and unless otherwise required by applicable laws, Buyer may not take (or cause or permit to be taken by an Acquired Company or Fabio), any action or decline
     (or cause or permit an Acquired Company or Fabio to decline) to take any action with respect to any Buyer Audit that would reasonably be expected to result in a material adverse Tax effect to, or liability or increase in liability hereunder for, Sellers. Buyer shall keep Sellers' Representative fully and contemporaneously apprised of all material aspects of any Buyer
     Audit and shall promptly furnish or cause to be promptly furnished to the
     Sellers' Representative any and all material documents, reports, correspondence and other written materials pertaining to any Buyer Audit.

          (f) Mutual Cooperation. From and after the Closing, the parties shall provide each other with such assistance as may reasonably be requested by any of them in connection with (i) the preparation of any Tax Return, election, consent or certificate required to be prepared by any party hereto or (ii) any Audit.
Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant
Tax Returns and supporting work schedules. Notwithstanding anything to the contrary in Section 8.1(a) or any other provision of this Agreement, the Buyer shall not dispose of any records or documents relevant to any Taxes or any
Pre-Closing Tax Returns or Straddle Returns prior to the later of six (6) months after the expiration of the applicable limitations period on assessment with respect to any such Taxes or Tax Returns, or the final resolution of any Sellers
Audit or Buyer Audit initiated prior to the expiration of the applicable limitations period.

                                      -48-

          (g) Section 338(h)(10) Election.

               (i) Each Marvin Richards Shareholder shall join with the Buyer in making a timely election pursuant to Section 338(h)(10) of the Code and the
     Treasury Regulations thereunder and any corresponding or similar elections under state, local or foreign Tax law (collectively, the "Section
     338(h)(10) Election") with respect to the purchase and sale of the Marvin
     Richards Common Stock hereunder.

               (ii) The Buyer shall be responsible for the preparation and timely filing of all forms and documents required in connection with the
     Section 338(h)(10) Election. Each of the Marvin Richards Shareholders shall execute and deliver to the Buyer such documents or forms (in addition to those referred to in Section 3.2(v)) as are reasonably requested to complete properly the Section 338(h)(10) Election at least forty-five (45)
     days prior to the date such Section 338(h)(10) Election is required to be filed.

               (iii) The Buyer and each Marvin Richards Shareholder shall file all Tax Returns and statements, forms and schedules in connection therewith in a manner consistent with the Section 338(h)(10) Election and shall take no position contrary thereto unless required to do so by applicable tax laws.

               (iv) The Marvin Richards Shareholders shall be responsible for and shall pay any and all U.S. federal, state, local or foreign income, franchise or similar Taxes arising as a result of the Section 338(h)(10)
     Election, including, but not limited to, (A) any income or franchise Taxes imposed on Marvin Richards (including, but not limited to, (1) any Tax imposed under Code ss.1374, (2) any Tax imposed under Treasury Regulations
     Section 1.338(h)(10)-1(e)(5), and (3) any state, local or foreign Tax imposed on Marvin Richards' gain attributable to the making of the
     338(h)(10) Election) and (B) any income, franchise or similar taxes imposed by any state or local Taxing Authority as a result of any election under
     Section 338(g) of the Code (or any comparable election under state law) if such state or local Taxing Authority does not allow or respect a Section
     338(h)(10) Election (or any comparable or resulting election under state law) with respect to the purchase and sale of Marvin Richards Common Stock contemplated hereby.

          (h) Procedure for Indemnification. Any claim for indemnification under
Section 7.8(b) may be made at any time prior to ninety (90) days after the expiration of the applicable statute of limitation with respect to the relevant
Tax period (including all periods of extension, whether automatic or permissive). Payment by the Sellers of any indemnification payment due to the
Buyer Indemnified Persons pursuant to Section 7.8(b) shall be made within ten
(10) days following written request by a Buyer Indemnified Person.

          (i) Inadvertent Invalid Election or Termination of Marvin Richards' S
Corporation Status. Each Marvin Richards Shareholder hereby agrees that if the S corporation status of Marvin Richards is deemed to be invalid or to have terminated under any of the circumstances described in Section 1362(f) of the
Code, such Marvin Richards Shareholder shall provide Marvin Richards and the
Buyer with such assistance as may be requested of such Marvin

                                      -49-

Richards Shareholder by Marvin Richards or the Buyer in connection with its attempt to cure such invalid election or termination in accordance with Section
1362(f) of the Code.

          (j) Refunds and Carrybacks.

               (i) Subject to the Buyer's good faith determination, any Tax refunds or credits received by any Acquired Company or Fabio that are attributable to any Pre-Closing Tax Period shall be for the account of the
     Sellers; provided that the Sellers shall return to such Acquired Company or
     Fabio the amount, if any, by which the amount of such Tax refund or credit is thereafter reduced pursuant to a final determination. Any such payment shall be treated as an adjustment to the Purchase Price. Any payments made under this Section 7.8(j)(i) shall be net of any Taxes payable with respect to such refund or credit (taking into account any actual reduction in Tax liability realized upon the payment pursuant to this Section 7.8(j)(i)).
     The Sellers and Buyer shall, and Buyer shall cause the Acquired Companies and Fabio to, fully cooperate in the obtaining of any refund or credit;
     provided, however, no party shall be required to cooperate to the extent such party determines in its reasonable judgment that such refund or credit is unavailable.

               (ii) Notwithstanding the provisions of Section 7.8(j)(i), any Tax refunds or credits (including any interest thereon) realized by an Acquired
     Company or Fabio as a result of the carryback of any Tax loss, deduction or credit of any such Acquired Company or Fabio from any Post-Closing Tax
     Period to a Pre-Closing Tax Period shall not be for the account of the
     Sellers and shall be retained by such Acquired Company or Fabio.

          (k) Dispute Resolution. Any dispute as to any matter covered in this
Section 7.8 shall be resolved by an independent accounting firm mutually acceptable to the Sellers' Representative and the Buyer. The fees and expenses of such accounting firm shall be borne equally by the Sellers and the Buyer.

          (l) Buyer's Tax Indemnity. Notwithstanding anything to the contrary contained herein, the Buyer hereby agrees to promptly indemnify and hold each
Seller harmless from and against any and all additional U.S. federal, state, local or foreign income Tax cost actually incurred by such Seller solely as a result of either or both of the following:

               (i) the Section 338(h)(10) Election; or

               (ii) treatment as ordinary income for U.S. federal, state, local or foreign income tax purposes, rather than capital gain, of any taxable income recognized by such Seller as a result of any of the transactions contemplated herein.

     For purposes hereof, a Seller will be deemed to have actually incurred an additional income Tax cost solely as a result of the Section 338(h)(10) Election for any Tax year of such Seller during the period commencing as of the Closing
Date and ending December 31 of the year in which the final EBITA Payment is made
(the "EBITA Period") only if the net U.S. federal, state, local and foreign income Tax liability of such Seller for such Tax year (and after taking into account, among other things, all EBITA Payments received pursuant to Section 2.2 for such Tax year and prior Tax years) is greater solely by reason of the
Section 338(h)(10) Election than

                                      -50-

the amount of such Seller's net U.S. federal, state, local and foreign income
Tax liability for such Tax year computed as if the Section 338(h)(10) Election had not been made; provided, however, that if the net U.S. federal, state, local and foreign income Tax liability of such Seller for any Tax year during the
EBITA Period is lower solely by reason of the Section 338(h)(10) Election than the amount of such Seller's net U.S. federal, state, local and foreign income
Tax liability for such Tax year computed as if the Section 338(h)(10) Election had not been made, then such Seller shall promptly pay to the Buyer an amount equal to the amount by which such Seller's net U.S. federal, state, local and foreign income Tax liability for such Tax year is lower solely by reason of the
Section 338(h)(10) Election. Notwithstanding anything to the contrary contained in this Agreement, to the extent any amounts owed to Buyer pursuant to this
Section 7.8(l) remain unpaid, the Buyer shall have the right, without notice, to set-off and apply against any EBITA Payment under Section 2.2 such unpaid amounts owed to Buyer.

     The Buyer shall also pay and shall indemnify and hold each Seller harmless from and against any Damages (as defined in Section 8.1(b)) incurred in connection with an Audit relating to the determination of such Seller's liability for Taxes for which the Buyer is responsible to indemnify such Seller pursuant to this Section 7.8(l) or in connection with the enforcement of this
Section 7.8(l).

     Section 7.9 Use of Name. Each Seller hereby agrees that from and after the
Closing, the Buyer shall have the sole ownership of, and right to use, the names
"Marvin Richards," "J. Percy," "J. Percy for Marvin Richards," "MR Apparel,"
"Alorna" and "J. Percy Sport," and through its membership interests in Fabio will have the right to use the name "Fabio," to the extent provided in the
Operating Agreement of Fabio and no Seller shall use or permit any Affiliate of such Seller to use, any such name or any variation thereof in the business of designing or manufacturing men's outerwear, women's outerwear or women's suits.

     Section 7.10 Sellers' Representative. Sammy Aaron shall act, and the
Sellers hereby make, constitute and appoint Sammy Aaron, as the representative of the Sellers under this Agreement (in such capacity, the "Sellers'
Representative"). By his execution of this Agreement, each Seller hereby makes, constitutes and appoints the Sellers' Representative as his attorney-in-fact and authorizes and empowers the Sellers' Representative to act as such Seller's representative with full authority, in the sole discretion of the Sellers'
Representative, to (a) receive each Accounting provided for in Section 2.3 and to exercise the rights set forth in Section 2.4 with respect to the EBITA
Payments, (b) receive the Buyer Statement provided for in Section 2.5(b) and to exercise the rights set forth in Section 2.5(c) with respect thereto, (c) cause to be prepared all Tax Returns with respect to all Tax periods ending on or before the Closing Date as provided in Section 7.8(b), and (d) take any other action that may be necessary or desirable on behalf of the Sellers in connection with this Agreement. Any group of Sellers entitled to receive a majority of the
Cash Consideration shall have the right at any time to appoint a new Sellers'
Representative (who shall be a Seller) for such purposes by giving at least 10
Business Days' written notice thereof and simultaneously furnishing a copy of a written instrument executed by such Sellers and appointing a new Sellers'
Representative to the Buyer and the Sellers' Representative then so acting. The
Sellers' Representative shall have no duties or obligations other than those set forth above and will incur no liability with respect to any action or inaction taken by the Sellers' Representative except with respect to his own gross negligence, bad faith or willful misconduct. Each Seller shall reimburse the
Sellers' Representative for his proportionate

                                      -51-

share, determined in accordance with the percentages set forth in Schedule
2.2(a), of the Sellers' Representatives reasonable and documented expenses in carrying out his duties or obligations hereunder.

     Section 7.11 June 30, 2005 Financial Statements. From and after the
Closing, the Sellers shall use their best efforts to assist the Buyer in the prompt preparation of financial statements of the Acquired Companies and Fabio for the quarter and the six months ended June 30, 2005, which financial statements shall conform to the representations and warranties set forth in
Section 4.19 with respect to unaudited Financial Statements.

     Section 7.12 Cooperation of Independent Accountants. From and after the
Closing, the Sellers shall use their best efforts to cause Schissel & Cohen, independent accountants for the Acquired Companies and Fabio, to cooperate at the Buyer's expense with the Buyer and the Buyer's accountants in the preparation of (a) financial statements of the Acquired Companies and Fabio for the quarter and the six months ended June 30, 2005, and (b) such financial statements and schedules of the Acquired Companies and Fabio with respect to periods prior to the Closing Date as the Buyer may reasonably require in connection with the satisfaction of its SEC disclosure requirements.

     Section 7.13 G-III Guaranty. G-III hereby jointly and severally with Buyer undertakes all of Buyer's payment obligations under this Agreement and guaranties the payment and performance of the Buyer's obligations under this
Agreement.

     Section 7.14 The Division. Without the Sellers' prior written consent, the
Division shall consist solely of the Acquired Companies and the membership interests in Fabio acquired by Buyer under this Agreement.

     Section 7.15 Fabio Operating Agreement Amendment. Within 20 days after the
Closing Date, the Fabio Selling Members shall deliver to the Buyer an amendment to the operating agreement of Fabio, in substantially the form attached hereto as Exhibit I, reflecting, among other things, the substitution of the Buyer as a member of Fabio in the place and stead of the Fabio Selling Members, duly executed by the Fabio Selling Members and FENX, Inc.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     Section 8.1 Indemnification.

          (a) Survival. All representations, warranties and covenants or other agreements made by the parties herein shall survive the Closing and continue in full force and effect until the second anniversary of the date of this
Agreement, regardless of any investigation made by the Buyer or the Sellers or on their behalf, except (i) for the representations and warranties set forth in
Sections 4.5, 4.8, 4.9, 4.10, 4.24, 5.1, 5.2, 5.6, 6.2, 6.4 and 6.7, which shall survive until 90 days after the expiration of the statute of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof, whether automatic or permissive), (ii) as to the matters set forth in Section 7.2, with respect to which the survival provision set forth in Section 7.2(e)(v) shall apply, and (iii) as to any matters with respect to which a bona fide written claim shall have been made or action at law or in equity shall have

                                      -52-

been commenced before such date, in which event survival shall continue (but only with respect to, and to the extent of, such claim).

          (b) Indemnification by the Sellers. Each of the Sellers hereby agrees, jointly and severally (except with respect to the breaches of the representations and warranties set forth in Article V, with respect to which each Seller agrees severally), to indemnify and hold harmless the Buyer, G-III and the Acquired Companies and their respective officers, directors, agents and employees, and each Person, if any, who controls or may control the Buyer, G-III or the Acquired Companies within the meaning of the Securities Act (hereinafter
"Buyer Indemnified Persons") from and against any and all losses, costs, damages, penalties, fines, liabilities and expenses (including without limitation all reasonable legal or other professional fees and expenses) arising from claims, demands, actions, causes of action, injunctions, judgments, orders or rulings (collectively, "Damages") incurred or sustained by Buyer Indemnified
Persons as a result of:

               (i) any inaccuracy or breach of any representation or warranty by any Seller contained herein, in any Other Transaction Document to which any
     Seller is a party or in any certificate delivered by any Seller hereunder or thereunder (without regard to any materiality qualifier contained in such representation or warranty), provided, however, that for the purposes of this Section 8.1(b), the phrase "To the knowledge of Sellers" in Section
     4.10(e) shall be ignored;

               (ii) a breach by any Seller of any covenant or other agreement contained herein or in any Other Transaction Document to which such Seller is a party (other than the covenants and agreements set forth in Section
     7.2, as to which the indemnification provisions set forth in Section 7.2(e)
     shall apply);

               (iii) the failure of the minute books of the Acquired Companies and Fabio to contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, members, boards of directors or managers and committees of the boards of directors or managers of the Acquired Companies and Fabio or if any meeting of such shareholders, members, boards of directors or managers or committees of the boards of directors or managers of the Acquired Companies or Fabio has been held for which minutes have not been prepared and are not contained in such minute books; or

               (iv) all proceedings, including settlements, satisfactions or judgments, interests, fees and penalties, incident to any of the foregoing.

          (c) Indemnification by the Buyer. The Buyer hereby agrees to indemnify and hold harmless the Sellers from and against any and all Damages incurred or sustained by the Sellers as a result of:

               (i) any inaccuracy or breach of any representation or warranty by the Buyer or G-III contained herein, in any Other Transaction Document to which the Buyer or G-III is a party or in any certificate delivered by the
     Buyer hereunder or thereunder (without regard to any materiality qualifier contained in such representation or warranty);

                                      -53-

               (ii) a breach by the Buyer or G-III of any covenant or other agreement contained herein or in any Other Transaction Document to which the Buyer or G-III is a party (other than the covenants and agreements set forth in Section 7.2, as to which the indemnification provisions set forth in Section 7.2(e) shall apply); or

               (iii) all proceedings, including settlements, satisfactions or judgments, interests, fees and penalties, incident to any of the foregoing.

          (d) Limitations on Indemnification.

               (i) The joint and several obligations of the Sellers pursuant to the provisions of Section 8.1(b) are subject to the following limitations:

                    (A) The Sellers shall not be liable to the Buyer Indemnified
          Persons under Section 8.1(b) until Damages incurred or sustained by the Buyer Indemnified Persons exceed $250,000 in the aggregate, and then only to the extent of such excess;

                    (B) the Buyer Indemnified Persons shall not be entitled to recover from the Sellers under Section 8.1(b) in excess of an amount equal, in the aggregate, to the sum of (x) $3,500,000 and (y) the lesser of (I) the sum of all EBITA Payments payable by the Buyer to the Sellers pursuant to Sections 2.2(b) and 2.2(c), as adjusted pursuant to Section 2.4, if applicable, and (II) $3,500,000 (the sum of (x) and (y), the "Indemnification Cap"). If the Sellers shall fail to fully indemnify the Buyer Indemnified Persons because the
          Indemnification Cap is less than the Damages and if the
          Indemnification Cap would subsequently increase as a result of a payment to be made by the Buyer to the Sellers, the Buyer shall be entitled to apply any such payment that would otherwise have been made to the Sellers to the unfulfilled indemnification obligations of the
          Sellers until the Sellers' full liability under this Section 8.1(d)(i)
          has been satisfied; and

                    (C) the limitations of the liability of the Sellers set
          forth in clauses (A) and (B) above shall not be applicable to (I) any claims determined by a court of competent jurisdiction to arise from fraud by any of the Sellers, (II) any amounts required to be repaid by the Sellers pursuant to Section 2.4 or Section 2.5, (III) the several obligations of each Seller pursuant to Sections 5.6, 7.2(e)(ii) or
          8.1(b), (IV) any inaccuracy or breach of any representation or warranty set forth in Section 5.2 by any Seller, (V) the joint and several obligations of the Sellers pursuant to Section 4.24 and 7.8(b)
          or (VI) any amounts required to be paid by the Sellers in connection with the audit by the New York State Department of Taxation and
          Finance of the withholding Tax Returns of Marvin Richards for 2002,
          2003 and 2004, of which Marvin Richards was notified by letter from the New York State Department of Taxation and Finance dated June 7,
          2005.

               (ii) The Buyer's obligations pursuant to the provisions of
     Section 8.1(c) are subject to the following limitations:

                                      -54-

                    (A) the Buyer shall not be liable to the Sellers under
          Section 8.1(c) until Damages incurred or sustained by the Sellers exceed $250,000 in the aggregate, and then only to the extent of such excess;

                    (B) the Sellers shall not be entitled to recover from the
          Buyer under Section 8.1(c) in excess of an amount equal, in the aggregate, to the Indemnification Cap; and

                    (C) the limitations of the Buyer's liability set forth in
          clauses (A) and (B) above shall not be applicable to (I) any claims determined by a court of competent jurisdiction to arise from fraud by the Buyer, (II) any amounts required to paid by the Buyer pursuant to
          Section 2.4 or Section 2.5, or (III) the obligations of the Buyer pursuant to Sections 6.7, 7.2(e)(i) or (iv).

          (e) Procedure for Indemnification. The procedure to be followed in connection with any claim for indemnification by Buyer Indemnified Persons under
Section 8.1(b) or by the Sellers under Section 8.1(c) is set forth below:

               (i) A Person that may be entitled to indemnification pursuant to
     Section 8.1(b) or 8.1(c) (the "Indemnified Party") shall promptly give written notice (a "Notice of Claim") to the party liable for such indemnification (the "Indemnifying Party"). A Notice of Claim shall set forth (A) a description, in reasonable detail, of the facts and circumstances with respect to the subject matter of such Indemnity Claim or potential Indemnity Claim, and (B) the anticipated total amount of the
     Indemnity Claim (including any costs or expenses which have been or may be reasonably incurred in connection therewith). Upon receipt of a Notice of
     Claim, the Indemnifying Party may elect to cure the circumstances giving rise to the Indemnity Claim within thirty (30) days after the date of receipt of the Notice of Claim. If such cure cannot be effected within such
     30-day period, payment of the amount of Damages due to the Indemnified
     Party as set forth in the Notice of Claim shall be made by Indemnifying
     Party no later than the thirtieth (30th) day after the date of the Notice of Claim (or such later date as the Indemnifying Party receives written notice that the Indemnified Party has suffered Damages). The Indemnified
     Party's failure to give prompt notice or to provide copies of documents or to furnish relevant data shall not constitute a defense (in whole or in part) to any Indemnity Claim by the Indemnified Party against the
     Indemnifying Party, except and only to the extent that such failure shall have caused or increased such liability or adversely affected the ability of the Indemnifying Party to defend against or reduce its liability.

               (ii) If the Indemnifying Party shall reject any Damages as to which a Notice of Claim is sent by the Indemnified Party, the Indemnifying
     Party shall give written notice of such rejection to the Indemnified Party within thirty (30) days after the date of receipt of the Notice of Claim.

               (iii) If any Notice of Claim relates to any claim made against an
     Indemnified Party by a third Person, the Notice of Claim shall state the nature, basis and amount of such claim. The Indemnifying Party shall have the right, at its election, by

                                      -55-

     written notice to the Indemnified Party, to assume the defense of the claim as to which such notice has been given. Except as provided in the next sentence, if the Indemnifying Party so elects to assume such defense, it shall diligently and in good faith defend such claim and shall keep the
     Indemnified Party reasonably informed of the status of such defense, and the Indemnified Party shall cooperate fully with the Indemnifying Party in the defense of such claim, provided that in the case of any settlement providing for remedies other than monetary damages for which indemnification is provided, the Indemnified Party shall have the right to approve the settlement, which approval shall not be unreasonably withheld or delayed. If the Indemnifying Party does not so elect to defend any claim as aforesaid or shall fail to defend any claim diligently and in good faith
     (after having so elected), the Indemnified Party may assume the defense of such claim and take such other action as it may elect to defend or settle such claim as it may determine in its reasonable discretion, provided that the Indemnifying Party shall have the right to approve any settlement, which approval will not be unreasonably withheld or delayed.

     Section 8.2 Tax Treatment of Indemnification Payments. The Sellers and the
Buyer agree to treat any payment made pursuant to this Article VIII or pursuant to Sections 7.8(b) or 7.8(l) as an adjustment to the Purchase Price for U.S.
federal, state and local income Tax purposes. Notwithstanding the foregoing, if any payment made pursuant to this Article VIII (including, without limitation, this Section 8.2) or pursuant to Sections 7.8(b) or 7.8(l) is determined by any
Taxing Authority to be taxable to the party receiving such payment, the paying party shall also indemnify the party receiving such payment for any Taxes incurred by reason of receipt of such payment in excess of any Tax deductions previously taken by such Person by reason of such Taxes or Damages in connection with such Taxes (or any asserted deficiency, claim, demand, action, suit, proceeding, judgment or assessment, including the defense or settlement thereof, relating to such Taxes).

                                   ARTICLE IX
                               GENERAL PROVISIONS

     Section 9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered if delivered personally (upon receipt), or three (3) Business Days after being mailed by registered or certified mail, postage prepaid (return receipt requested), or one (1) Business
Day after it is sent by commercial overnight courier service, or upon transmission, if sent via facsimile (with confirmation of receipt) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) If to the Buyer or G-III:

              G-III Apparel Group, Ltd.
              512 Seventh Avenue
              New York, New York  10018
              Attention: Wayne S. Miller
              Fax: (212) 719-0921

              With a copy (which shall not constitute notice) to:

                                      -56-

              Fulbright & Jaworski L.L.P.
              666 Fifth Avenue
              New York, New York  10103
              Attention:  Neil Gold, Esq.
              Fax:  (212) 318-3400

          (b) If to any Seller or the Sellers' Representative, his address set forth on Schedule 2.2(a) hereto, with a copy (which shall not constitute notice)
to:

              Wechsler & Cohen, LLP
              116 John Street--33rd Floor
              New York, New York  10038
              Attention:  Mitchell S. Cohen, Esq.
              Fax:  (212) 847-7955

     Section 9.2 Amendment. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all parties hereto.

     Section 9.3 Extension; Waiver. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights rising by virtue of any prior or subsequent such occurrence.

     Section 9.4 Further Assurances. Each party hereto, at the request of another party hereto, shall execute and deliver such instruments and do and perform such other acts and things as may be reasonably necessary or desirable to effect the consummation of the transactions contemplated hereby.

     Section 9.5 Entire Agreement; Nonassignability; Parties in Interest. This
Agreement, the Other Transaction Documents and the documents and instruments specifically referred to herein or therein or delivered pursuant hereto or thereto, including the Schedules hereto, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other Person any rights or remedies hereunder, and (c) shall not be assigned by any party without the written consent of the other parties; provided, however, that Buyer shall be permitted to collaterally assign its rights under this Agreement to The CIT Group/Commercial Securities, Inc., as Agent, in
connection with the financing agreement being entered into simultaneously with this Agreement. Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.

     Section 9.6 Severability. In the event that any provision of this
Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as

                                      -57-

reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     Section 9.7 Specific Performance. Each of the parties hereto acknowledges and agrees that the other parties hereto would be damaged irreparably in the event that the transactions contemplated by this Agreement are not consummated in accordance with the terms hereof. Accordingly, each of the parties agrees that the other parties shall be entitled to enforce specifically this Agreement and each other party's obligation to consummate the transactions contemplated by this Agreement in accordance with the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

     Section 9.8 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     Section 9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without regard to applicable principles of conflicts of law.

     Section 9.10 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in a New York State or United States Federal court sitting in New
York County, and each of the parties hereby expressly submits to such jurisdiction and venue of such court (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 9.11 Rules of Construction. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Any reference in this
Agreement to a "day" or number of "days" (other than a "Business Day") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day. The disclosure of any matter in the Schedules hereto shall expressly not be deemed to constitute an admission by the Buyer or the Sellers, or to otherwise imply, that any such matter is material for the purposes of this Agreement. The parties have participated jointly, and have been represented by counsel, in the negotiation and drafting of this Agreement. In the

                                      -58-

event an ambiguity or question of intent or interpretation arises, this
Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter
(regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

     Section 9.12 Effect of Due Diligence. No investigation by or on behalf of the Buyer or G-III into the business, operations, prospects, assets or condition
(financial or otherwise) of the Acquired Companies shall diminish in any way the effect of any representations or warranties made by the Sellers in this
Agreement or shall relieve the Sellers of any of their respective obligations under this Agreement.

     Section 9.13 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                                      -59-

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.

                                       /s/  SAMMY AARON
                                       -----------------------------------------
                                       SAMMY AARON

                                       /s/ ANDREW REID
                                       -----------------------------------------
                                       ANDREW REID

                                       /s/ LEE LIPTON
                                       -----------------------------------------
                                       LEE LIPTON

                                       /s/ JOHN POLLACK
                                       -----------------------------------------
                                       JOHN POLLACK

                                        /s/ SAMMY AARON
                                       -----------------------------------------
                                       SAMMY AARON, as Sellers' Representative

                                       G-III LEATHER FASHIONS, INC.

                                       By:  /s/ WAYNE S. MILLER
                                          --------------------------------------
                                          Name:  Wayne S. Miller
                                          Title: Senior Vice President

                                       G-III APPAREL GROUP, LTD.

                                       By: /s/ WAYNE S. MILLER
                                          --------------------------------------
                                          Name:  Wayne S. Miller
                                          Title: Senior Vice President